Exhibit 4.1

UNITIL CORPORATION TAX DEFERRED SAVINGS AND INVESTMENT PLAN Amended and Restated Effective as of January 1, 2015

UNITIL CORPORATION TAX DEFERRED SAVINGS AND INVESTMENT PLAN

WHEREAS, Unitil Corporation (hereinafter referred to as the “Employer”) heretofore adopted the Unitil Corporation Tax Deferred Savings and Investment Plan (hereinafter referred to as the “Plan”) for the benefit of its eligible Employees, effective as of January 1, 1985; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to restate the Plan by incorporating all prior amendments; and

WHEREAS, it is intended that the Plan is to continue to be a qualified profit sharing plan under Sections 401(a) and 501(a) of the Internal Revenue Code for the exclusive benefit of the Participants and their Beneficiaries; and

WHEREAS, it is intended that the cash or deferred arrangement forming part of the Plan is to continue to qualify under Section 401(k) of the Internal Revenue Code; and

WHEREAS, the Plan is based on a pre-approved defined contribution plan with a cash or deferred arrangement and complies with the Internal Revenue Service’s 2010 Cumulative List of Changes in Plan Qualification Requirements, as set forth in Notice 2010-90, and other changes required by applicable law;

NOW, THEREFORE, the Plan is hereby amended and restated, effective as of January 1, 2015, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide, in its entirety as follows:

TABLE OF CONTENTS

ARTICLE ONE--DEFINITIONS		1
1.1	Account	1
1.2	Administrator	1
1.3	Beneficiary	1
1.4	Break in Service	1
1.5	Code	1
1.6	Compensation	1
1.7	Disability	2
1.8	Effective Date	3
1.9	Employee	3
1.10	Employer	3
1.11	Employment Date	3
1.12	Fail-Safe Contribution	3
1.13	Highly-Compensated Employee	4
1.14	Hour of Service	4
1.15	Leased Employee	5
1.16	Local 341 GS Employee	6
1.17	Local 341 NU-Portland Employee	6
1.18	Local B340 FGE Employee	6
1.19	Local 1837 UES Employee	6
1.20	Local 12012-6 NU-Portsmouth Employee	6
1.21	Local 1837 USC Employee	6
1.22	Nonhighly-Compensated Employee	6
1.23	Normal Retirement Date	6
1.24	Participant	7
1.25	Plan	7
1.26	Plan Year	7
1.27	Trust	7
1.28	Trustee	7
1.29	Valuation Date	7
1.30	Year of Service or Service	7

ARTICLE TWO--SERVICE DEFINITIONS AND RULES		8
2.1	Year of Service	8
2.2	Break in Service	8
2.3	Leave of Absence	8
2.4	Rule of Parity on Return to Employment	9
2.5	Service in Excluded Job Classifications or with Related Companies	9

ARTICLE THREE--PLAN PARTICIPATION		11
3.1	Participation	11
3.2	Re-employment of Former Participant	11
3.3	Termination of Eligibility	11
3.4	Compliance with USERRA	12
ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS AND TRANSFERS FROM OTHER PLANS		13

4.1	Elective Deferrals	13
4.2	Employer Contributions	14
4.3	Rollovers and Transfers of Funds from Other Plans	15
4.4	Timing of Contributions	16
4.5	Employee After-Tax Contributions	16

ARTICLE FIVE--ACCOUNTING RULES		18
5.1	Investment of Accounts and Accounting Rules	18
5.2	Allocation of Service Credit	19

ARTICLE SIX--VESTING AND RETIREMENT BENEFITS		21
6.1	Vesting	21
6.2	Forfeiture of Nonvested Balance	21
6.3	Distribution of Less than Entire Vested Account Balance	22
6.4	Normal Retirement	22
6.5	Disability	23

ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS		24
7.1	Manner of Payment	24
7.2	Time of Commencement of Benefit Payments	24
7.3	Furnishing Information	25
7.4	Minimum Distribution Requirements	25
7.5	Amount of Death Benefit	30
7.6	Designation of Beneficiary	30
7.7	Distribution of Death Benefits	31
7.8	Eligible Rollover Distributions	32

ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS		34
8.1	Loans	34
8.2	Hardship Distributions	35
8.3	Withdrawals After Age 59 1⁄2	36
8.4	Withdrawals of After-Tax Contributions	36
8.5	Withdrawals of Rollover Contributions	38
8.6	HEART Act Provisions	38

ARTICLE NINE--ADMINISTRATION OF THE PLAN		39
9.1	Plan Administration	39
9.2	Claims Procedure	40
9.3	Trust Agreement	43

ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS		44
10.1	Distribution of Excess Elective Deferrals	44
10.2	Limitations on 401(k) Contributions	45
10.3	Nondiscrimination Test for Employer Matching Contributions and After-Tax Contributions	49

ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS		54
11.1	Rules and Definitions	54

ARTICLE TWELVE--AMENDMENT AND TERMINATION		58
12.1	Amendment	58
12.2	Termination of the Plan	59
12.3	Termination of Participation by Participating Employer	59

ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS		60
13.1	Applicability	60
13.2	Definitions	60
13.3	Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year	63
13.4	Vesting	63

ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS		65
14.1	Plan Does Not Affect Employment	65
14.2	Successor to the Employer	65
14.3	Repayments to the Employer	65
14.4	Benefits not Assignable	65
14.5	Merger of Plans	66
14.6	Investment Experience not a Forfeiture	66
14.7	Construction	66
14.8	Governing Documents	66
14.9	Governing Law	66
14.10	Headings	66
14.11	Counterparts	66
14.12	Location of Participant or Beneficiary Unknown	67
14.13	Distribution to Minor or Legally Incapacitated	67
14.14	Status of Plan	67

APPENDIX A		70

APPENDIX B		76

APPENDIX C		80

ARTICLE ONE--DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1

“ACCOUNT” shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant’s allocations of Employer contributions and forfeitures, (b) amounts of Compensation contributed to the Plan pursuant to the Participant’s election under Section 4.1, (c) any amounts rolled over or transferred to the Plan under Section 4.3 from another qualified retirement plan, or from another qualified plan in connection with a plan merger, (d) any after-tax contributions made to the Plan under Section 4.5, and (e) the allocation of Trust investment experience.

1.2	“ADMINISTRATOR” shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.

1.3	“BENEFICIARY” shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.4	“BREAK IN SERVICE” shall have the meaning set forth in Article Two.

1.5	“CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6

“COMPENSATION” shall mean the compensation paid to a Participant by the Employer for the Plan Year and shall be defined as the base compensation paid to a Participant by the Employer for the Plan Year, exclusive of any amounts deferred under any other program of deferred compensation, any additional benefit payable other than in cash and any compensation received prior to his becoming a Participant in the Plan. Compensation shall, however, include any amounts deferred under a salary reduction agreement in accordance with Section 4.1 or under a Code Section 125 Plan maintained by the Employer. Notwithstanding the foregoing (a) for purposes of Section 4.1, such Participant may elect to have his Compensation be based on total pay, including overtime, standby pay, shift differentials, Saturday/Sunday premiums, lump sum merits, meal allowances and meal periods, compensation paid at an alternative rate, bonuses, commissions and incentive payments, and (b) Compensation for purposes of Section 4.2 shall include bonuses and incentive payments, but exclude overtime pay, commissions, and all other forms of premium pay.

Notwithstanding any other provisions of the Plan to the contrary, but subject always to the following provisions of this Section 1.6, the foregoing definition of Compensation shall be effective (i) as of April 1, 2012 with respect to any Local 341 GS Employee or Local 341 NU-

Portland Employee, and (ii) as of November 6, 2014 with respect to any Local 12012-6 NU-Portsmouth Employee.

Any compensation described in this Section 1.6 does not fail to be Compensation merely because it is paid after the Participant’s severance from employment with the Employer, provided the Compensation is paid by the later of 2 1⁄2 months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment. However, any payments other than base pay shall not be taken into account.

In addition, payment for unused accrued bona fide sick, vacation or other leave shall be included as Compensation if (i) the Participant would have been able to use the leave if employment had continued, (ii) such amounts are paid by the later of 2 1⁄2 months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment, and (iii) such amounts would have been included as Compensation if they were paid prior to the Participant’s severance from employment with the Employer.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan for a calendar year shall not exceed the amount set forth in Section 401(a)(17) of the Code, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean “Compensation” as defined in Section 415(c)(3) of the Code.

For purposes of applying the limitations described in Section 11.1, and for purposes of defining compensation under this Section, Section 1.13 and Article Thirteen of the Plan, compensation paid or made available during such limitations years (or Plan Years) shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 125, 132(f)(4), 402(g)(3), 402(h)(1)(B), 457(b) or 403(b) of the Code.

1.7

“DISABILITY” shall mean a “permanent and total” disability incurred by a Participant while in the employ of the Employer. For this purpose, a Participant shall be deemed “Disabled” if (a) he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Administrator and based upon appropriate medical advice and examination furnished by a licensed physician approved by the Administrator, (b) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Employer but administered by an independent third party, or (c) on evidence that the Participant is eligible for total and permanent disability benefits under the Social Security Act in effect at the date of Disability.

1.8

“EFFECTIVE DATE.” The Plan’s initial Effective Date was January 1, 1985. The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is January 1, 2015, except where the provisions of the Plan (or the requirements of applicable law) shall otherwise specifically provide. The rights of any Participant who terminated employment with the Employer prior to the applicable date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant’s termination from employment, unless the Participant subsequently returns to employment with the Employer, or unless otherwise provided under the terms of the Plan. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

1.9	“EMPLOYEE” shall mean a common law employee of the Employer.

The term “Employee” shall also include any Leased Employee deemed to be an Employee of the Employer as provided in Section 414(n) or 414(o) of the Code.

1.10

“EMPLOYER” shall mean Unitil Corporation (the “Company”) and any subsidiary or affiliate which is a member of its “related group” (as defined in Section 2.5) which has adopted the Plan (a “Participating Affiliate”), and shall include any successor(s) thereto which adopt the Plan. Any such subsidiary or affiliate of the Company may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of the Company. The provisions of the Plan shall apply equally to each Participating Affiliate and its Employees except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of the Plan, the amount and timing of contributions under Article 4 to be made by any Employer which is a Participating Affiliate may be made subject to the approval of the Company. For purposes hereof, each Participating Affiliate shall be deemed to have appointed the Company as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan. For purposes of the Code and ERISA, the Plan as maintained by the Company and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate. All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.

1.11

“EMPLOYMENT DATE” shall mean the first date as of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.

1.12

“FAIL-SAFE CONTRIBUTION” shall mean a qualified nonelective contribution which is a contribution (other than matching contributions or Qualified Matching Contributions (within the meaning of Section 10.2)) made by the Employer and allocated to Participants’ accounts that the Participants may not elect to receive in cash until distribution from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions (other than hardships) applicable to elective deferrals.

1.13	“HIGHLY-COMPENSATED EMPLOYEE” shall mean any Employee of the Employer who:

(a)	was a five percent (5%) owner of the Employer (as defined in Section 416(i)(1) of the Code) at any time during the “determination year” or “look-back year”; or

(b)

earned compensation (as defined under Section 11.1(b)(2) of the Plan) from the Employer during the “look-back year” in excess of the amount set forth in Section 414(q)(1) of the Code, as adjusted in accordance with Section 415(d) of the Code, and was in the top twenty percent (20%) of Employees by Compensation for such year.

An Employee who terminated employment prior to the “determination year” shall be treated as a Highly-Compensated Employee for the “determination year” if such Employee was a Highly-Compensated Employee when such Employee terminated employment, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the “determination year” shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The “look-back year” shall be the twelve (12) month period immediately preceding the “determination year”.

1.14	“HOUR OF SERVICE” shall have the meaning set forth below:

(a)	An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

(b)

An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence,

(i)

No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference;

(ii)

An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

(iii)	Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c)

An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Thus, for example, an Employee who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

(d)	Hours of Service under this Section shall be determined under the terms of the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

For purposes of crediting Hours of Service to Employees for whom records of actual Hours of Service are not maintained or available, the “days of employment” method shall be utilized. Under this method, an Employee shall be credited with ten (10) Hours of Service for each day for which the Employee would be required to be credited with at least one (1) Hour of Service pursuant to the provisions enumerated above.

For eligibility and vesting purposes only, Hours of Service shall be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the Employer is a member, and any other entity required to be aggregated under Section 414(o) of the Code.

Hours of Service shall be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) or Section 414(o) of the Code.

1.15

“LEASED EMPLOYEE” shall mean any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient Employer and any other person or organization, has performed services for the recipient Employer (determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and where such services are performed under the primary direction or control of the recipient Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated

Employees employed by the recipient Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 11.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Sections 125, 402(e)(3), 402(g), 402(h)(1)(B), 403(b), or 457(b) of the Code, and shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f) of the Code, (b) immediate participation, and (c) full and immediate vesting.

1.16

“LOCAL 341 GS EMPLOYEE” is an Employee of Granite State Gas Transmission, Inc. (“GS”) who is covered under a collective bargaining agreement between Granite State Gas Transmission, Inc. and Utility Workers Union of America, Local No. 341.

1.17

“LOCAL 341 NU-PORTLAND EMPLOYEE” is an Employee of Northern Utilities, Inc. (“NU”) who is covered under a collective bargaining agreement between Northern Utilities, Inc. and Utility Workers of America, Local Union No. 341.

1.18

“LOCAL B340 FGE EMPLOYEE” is an Employee of Fitchburg Gas and Electric Light Company (“FGE”), who is covered under a collective bargaining agreement between Fitchburg Gas and Electric Light Company and the Utility Workers Union of America, AFL-CIO, Local Union No. B340, The Brotherhood of Utility Workers Council.

1.19

“LOCAL 1837 UES EMPLOYEE” is an Employee of Unitil Energy Systems, Inc. (“UES”), who is covered under a collective bargaining agreement between Unitil Energy Systems, Inc. and the International Brotherhood of Electrical Workers, Local Union No. 1837.

1.20

“LOCAL 12012-6 NU-PORTSMOUTH EMPLOYEE” is an Employee of Northern Utilities, Inc. (“NU”) who is covered under a collective bargaining agreement between Northern Utilities, Inc. and United Steelworkers, AFL-CIO-CIC, Local No. 12012-6.

1.21

“LOCAL 1837 USC EMPLOYEE” is an Employee of Unitil Service Corp. (“USC”), who is covered under a collective bargaining agreement between Unitil Service Corp. and the International Brotherhood of Electrical Workers, Local Union No. 1837.

1.22	“NONHIGHLY-COMPENSATED EMPLOYEE” shall mean an Employee of the Employer who is not a Highly-Compensated Employee.

1.23	“NORMAL RETIREMENT DATE” shall mean the Participant’s sixty-fifth (65) birthday. The date on which the Participant attains age sixty-five (65) shall also be the Participant’s Normal Retirement Age.

1.24	“PARTICIPANT” shall mean any Employee who has satisfied the participation requirements of Article Three.

1.25	“PLAN” shall mean the Unitil Corporation Tax Deferred Savings and Investment Plan, as set forth herein and as may be amended from time to time.

1.26	“PLAN YEAR” shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.

1.27

“TRUST” shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of the Plan, together with any amendments thereto. “Trust Fund” shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.28	“TRUSTEE” shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.29	“VALUATION DATE” shall mean each day on which the New York Stock Exchange is open for business.

1.30	“YEAR OF SERVICE” or “SERVICE” and the special rules with respect to crediting Service are in Article Two of the Plan.

ARTICLE TWO--SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:

2.1

YEAR OF SERVICE. For purposes of determining an Employee’s eligibility to participate in the Plan, an Employee shall be credited with a Year of Service if he completes at least one thousand (1,000) Hours of Service during the twelve (12)-consecutive month period commencing on his Employment Date. If an Employee fails to be credited with at least one thousand (1,000) Hours of Service during that computation period, he shall be credited with a Year of Service for such purposes if he is credited with at least one thousand (1,000) Hours of Service in any Plan Year commencing on or after his Employment Date. For purposes of determining an Employee’s nonforfeitable right to that portion of his Account attributable to Employer contributions under the schedule set forth in Section 6.1, an Employee shall be credited with a Year of Service for each Plan Year in which he is credited with at least one thousand (1,000) Hours of Service. For eligibility purposes, an Employee shall be credited with a Year of Service upon completing the one thousandth (1,000th ) Hour of Service in the applicable twelve (12) month period. For vesting purposes, an Employee shall be credited with a Year of Service upon completion of the one thousandth (1,000th ) hour in each such twelve (12)-month period.

For an employee of Northern Utilities, Inc. who became an Employee on the date of the acquisition of Northern Utilities, Inc. by Unitil Corporation, service with Northern Utilities, Inc. and NiSource, Inc., and any other affiliates or predecessor companies shall be included in determining his Years of Service or consecutive days of employment for both eligibility to participate in the Plan and for determining the nonforfeitable portion of his Account.

For an employee of Granite State Gas Transmission, Inc. who became an Employee on the date of the acquisition of Granite State Gas Transmission, Inc. by Unitil Corporation, service with Granite State Gas Transmission, Inc. and NiSource, Inc. and any other affiliates or predecessor companies shall be included in determining his Years of Service for both eligibility to participate in the Plan and for determining the nonforfeitable portion of his Account.

2.2

BREAK IN SERVICE. A Break in Service shall be a twelve (12)-month computation period (as used for measuring Years of Service for vesting purposes) in which an Employee or Participant is not credited with at least five hundred and one (501) Hours of Service.

2.3

LEAVE OF ABSENCE. A Participant on an unpaid leave of absence pursuant to the Employer’s normal personnel policies shall be credited with Hours of Service at his regularly- scheduled weekly rate while on such leave, provided the Employer acknowledges in writing that the leave is with its approval. These Hours of Service shall be credited only for purposes of determining if a Break in Service has occurred. Hours of Service during a paid leave of absence shall be credited as provided in Section 1.14.

For any individual who is absent from work for any period by reason of the individual’s pregnancy, birth of the individual’s child, placement of a child with the individual in connection with the individual’s adoption of the child, or by reason of the individual’s caring for the child for a period beginning immediately following such birth or adoption, the Plan shall treat as Hours of Service, solely for determining if a Break in Service has occurred, the following Hours of Service:

(a)	the Hours of Service which otherwise normally would have been credited to such individual but for such absence; or

(b)	in any case where the Administrator is unable to determine the Hours of Service, on the basis of an assumed eight (8) hours per day.

In no event shall more than five hundred and one (501) of such hours be credited by reason of such period of absence. The Hours of Service shall be credited in the computation period (used for measuring Years of Service for vesting purposes) which starts after the leave of absence begins. However, the Hours of Service shall instead be credited in the computation period in which the absence begins if it is necessary to credit the Hours of Service in that computation period to avoid the occurrence of a Break in Service.

2.4	RULE OF PARITY ON RETURN TO EMPLOYMENT. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service, subject to the following rules:

(a)

If a Participant incurs five (5) or more consecutive Breaks in Service, any Years of Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive Breaks in Service.

(b)

If a Participant incurred a Break in Service when he was not vested in any portion of his Account, his pre-Break Years of Service shall be disregarded if his consecutive Breaks in Service equal or exceed five (5).

Subject to the preceding paragraphs of this Section, an Employee’s pre-Break Years of Service and post-Break Years of Service shall count in determining the vested percentage of the Employee’s Account derived from all Employer contributions (i.e., Employer contributions attributable to employment before and after the Employee’s Break in Service).

2.5	SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES

(a)

Service while a Member of an Ineligible Classification of Employees. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any Years of Service completed while a member of such an ineligible classification. For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during which he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

(b)

Service with Related Group Members. Subject to Section 2.1, for each Plan Year in which the Employer is a member of a “related group”, as hereinafter defined, all Service of an Employee or Leased Employee (hereinafter collectively referred to as “Employee” solely for purposes of this Section 2.5(b)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employee’s Years of Service. The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee for purposes of this Section, but the Employee shall be deemed to have continued in employment with the Employer for purposes of determining the Employee’s Years of Service. For purposes of this subsection (b), “related group” shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

(c)

Construction. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

ARTICLE THREE--PLAN PARTICIPATION

3.1	PARTICIPATION. All Employees participating in the Plan prior to the Plan’s restatement shall continue to participate, subject to the terms hereof.

Subject to the following provisions of this Section 3.1, each other Employee shall become a Participant under the Plan effective as of the first day of the calendar month, or as soon as administratively possible thereafter, following the later of the Employee’s completion of one (1) Year of Service and attainment of age eighteen (18).

In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provide for the inclusion in the Plan; (ii) employed as an independent contractor on the payroll records of the Employer (regardless of any subsequent reclassification by the Employer, any governmental agency or court); (iii) employed as a Leased Employee; (iv) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); or (v) a retired employee rehired to work on temporary assignments during storm restoration and who is eligible to commence benefits under the Unitil Corporation Retirement Plan (or would be eligible under the terms of that plan if that plan was available to them).

3.2

RE-EMPLOYMENT OF FORMER PARTICIPANT. A vested Participant (or a nonvested Participant whose prior Service cannot be disregarded) whose participation ceased because of termination of employment with the Employer shall resume participating upon his reemployment as an eligible Employee; provided, however, that such an individual (if not otherwise a member of an excluded class pursuant to Section 3.1 of the Plan) shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his return to participation in the Plan.

3.3

TERMINATION OF ELIGIBILITY. In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall resume participating upon his return to an eligible class of Employees; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his return to participation in the Plan.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate upon becoming a member of an eligible class of Employees, if such Employee has otherwise satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant; provided, however, that such an individual shall be entitled to commence elective deferrals (within the meaning of Section 4.1) as soon as administratively possible following his becoming a Participant.

3.4

COMPLIANCE WITH USERRA. Notwithstanding any provision of the Plan to the contrary, Participants shall receive service credit and be eligible to make elective deferrals (within the meaning of Section 4.1) and receive Employer contributions with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) in accordance with Section 414(u) of the Code.

ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS

AND TRANSFERS FROM OTHER PLANS

4.1	ELECTIVE DEFERRALS

(a)

Elections. A Participant may elect to contribute to the Plan a portion of his Compensation for a Plan Year on a pre-tax basis. The amount of a Participant’s Compensation contributed in accordance with the Participant’s election shall be withheld by the Employer from the Participant’s Compensation on a ratable basis throughout the Plan Year. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant’s Account consisting of pre-tax contributions.

Each Participant may elect to contribute in the aggregate from one percent (1%) to eighty-five percent (85%) of such Participant’s Compensation as a pre-tax contribution.

Notwithstanding the provisions of this Section 4.1(a) to the contrary and solely with respect to Participants covered by a collective bargaining agreement, such Participants may elect to defer a portion of their Compensation for a Plan Year in accordance with Appendix A, attached hereto.

Notwithstanding the foregoing, any Employee not included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives (“Non-union Participant”), who elected to opt-out of the Employer’s defined benefit plan as of January 1, 2010, and/or upon first becoming eligible to participate in the Plan pursuant to Section 3.1 (including those rehired) on and after January 1, 2010, who fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”).

At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Administrator shall provide each Employee eligible to participate in the Plan with notice in writing in a manner calculated to be understood by the average eligible Employee, or through an electronic medium reasonably accessible to such Employee, of the deemed elective deferral, his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals, and how deemed elective deferrals will be invested in the absence of the Employee’s investment instructions. The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available. During the ninety (90) day period ending with the day an Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Employee.

Non-union Participants who elected to opt-out of the Employer’s defined benefit plan as of January 1, 2010 and/or who are first eligible to participate in the Plan (including those rehired) on or after January 1, 2010, shall be enrolled in the Plan’s “Managed Savings” feature unless they elect to opt out of such feature. As of January 1st of each Plan year, such Non-union Participants shall have their rate of elective deferral contributions automatically increased by one percent (1%). The rate of elective deferral contributions shall be further increased by an additional one percent (1%) per year as of each subsequent January 1st . Notwithstanding the above, a Participant shall not have his rate of elective deferral contributions automatically increased beyond ten percent (10%). All other Participants in the Plan may elect to participate in the “Managed Savings” feature of the Plan described in this paragraph by making an election pursuant to procedures established by the Administrator. A Participant’s election to participate in the “Managed Savings” feature shall remain in place until the Participant revokes such election.

(b)

Changes in Election. A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year in accordance with procedures established by the Administrator.

(c)

Limitations on Deferrals. Except to the extent permitted under Section 4.1(e), no Participant shall be permitted to make elective deferrals during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year.

(d)

Administrative Rules. All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

(e)

Catch-up Contributions. All Participants who are eligible to make elective deferrals under Section 4.1(a) and who have attained age fifty (50) before the close of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code, as adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code.

Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the requirements of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 401(k)(13), 402A, 410(b), or 416 of the Code, as applicable, by reason of the making of such catch- up contributions. Any intended catch-up contribution shall not be subject to an Employer match.

4.2	EMPLOYER CONTRIBUTIONS

(a)

Employer Matching Contributions. For each payroll period, the Employer may contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer’s board of directors) of the elective deferrals (within the meaning of Section 4.1) and/or after-tax contributions (under Section 4.5) that were made or could have been made but for the limitations of Code Section 402(g)(3) by each such Participant; provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant’s Compensation for the period during which elective deferrals and/or after-tax contributions are made by the Participant.

Notwithstanding the foregoing provisions of this Section 4.2(a) to the contrary, and solely with respect to Non-union Participants who elected to opt-out of the Employer’s defined benefit plan as of January 1, 2010 and/or are first eligible to participate in the Plan as of January 1, 2010, as well as eligible non-union Participants who are hired or rehired on or after January 1, 2010, in lieu of receiving Employer matching contributions pursuant to the previous provisions of this Section 4.2(a), the Employer will contribute to the Plan on behalf of each such Participant for each payroll period, a matching contribution in an amount equal to 100% of the elective deferrals (within the meaning of Section 4.1) and or after-tax contributions (under Section 4.5) that were made or could have been made but for the limitations of Code Section 402(g)(3) by such Participant; provided, however, that the amount of such increased Employer matching contribution for any such Participant in a Plan Year shall not exceed six percent (6%) of the Participant’s Compensation for that payroll period. Such contributions shall be nonforfeitable when made. Those Participants who elect to continue participating in the Employer’s defined benefit plan will not be eligible for this increased matching contribution and shall continue to receive discretionary matching contributions in accordance with the previous provisions of this Section 4.2(a).

Notwithstanding anything in the foregoing provisions of this Section 4.2(a) to the contrary, and solely with respect to Participants covered by a collective bargaining agreement, such Employer matching contributions shall be made in accordance with Appendix B, attached hereto.

The Employer’s board of directors may also determine to suspend or reduce its contributions under this Section for any Plan Year or any portion thereof, provided any such suspension or reduction does not violate Section 411(d)(6) of the Code. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).

(b)

Company Contribution. Each payroll period, the Employer shall make a “Company Contribution” on behalf of Non-union Participants who elected to opt-out of the Employer’s defined benefit plan as of January 1, 2010, and/or are first eligible to participate in the Plan (including those rehired) on and after January 1, 2010. Such “Company Contribution” shall be in an amount equal to four percent (4%) of each such Participant’s Compensation for each payroll period.

Notwithstanding the provisions of this Section 4.2(b) to the contrary, and solely with respect to Participants covered by a collective bargaining agreement, such “Company Contributions” shall be made in accordance with Appendix C attached hereto.

4.3	ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under the following types of plans:

(1)	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions and excluding designated Roth contributions under Section 402A of the Code;

(2)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions and excluding designated Roth contributions under Section 402A of the Code;

(3)

an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, excluding after-tax employee contributions and excluding designated Roth contributions under Section 402A of the Code; and

(4)	an individual retirement account which was used solely as a conduit from a qualified plan described in Section 401(a) of the Code, excluding after-tax employee contributions.

Any amounts rolled over on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account. Any amounts transferred (not rolled over) on behalf of any Employee shall be maintained in accordance with procedures established by the Plan Administrator and shall be subject to the applicable vesting schedule under Section 6.1. Amounts rolled over or transferred shall be paid in addition to amounts otherwise payable under the Plan. The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.

Notwithstanding anything contained herein to the contrary, in no event shall the Administrator accept on behalf of any Employee a transfer of funds from a qualified plan which would subject the Plan to the provisions of Section 401(a)(11) of the Code.

An Employee who would otherwise be eligible to participate in the Plan but for the failure to satisfy the age and/or service requirement for participation as set forth under Section 3.1, shall be eligible to complete a rollover to the Plan. Such an Employee shall also be eligible to obtain a loan or withdrawal in accordance with the provisions of Article Eight prior to satisfying such age and/or service requirement.

4.4

TIMING OF CONTRIBUTIONS. Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer’s federal income tax return (including extensions) for its taxable year ending with or within the Plan Year. Elective deferrals under Section 4.1 shall be paid to the Plan as soon as administratively possible, but no later than the fifteenth (15th ) business day of the month following the month in which such deferrals would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.

4.5	EMPLOYEE AFTER-TAX CONTRIBUTIONS. A Participant shall be permitted to make after-tax contributions to the Plan in accordance with procedures established by the

Administrator which shall be consistently applied and which may be changed from time to time. A Participant may prospectively elect to change or revoke the amount (or percentage) of his after-tax contributions during the Plan Year in accordance with procedures established by the Administrator.

Employee after-tax contributions shall be subject to the limitations under Section 10.3 and Section 11.1 and for any Participant shall not, when combined with his deferrals under Section 4.1 (and Appendix A), exceed the limitations of Section 4.1 (and Appendix A).

Any after-tax contributions made by a Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant’s Account consisting of after-tax contributions. A Participant shall have a nonforfeitable interest at all times in that portion of his Account attributable to any after-tax contributions made to the Plan pursuant to this Section 4.5. Any such after-tax contributions shall be distributed at the same time as other vested benefits would be distributed under the Plan.

ARTICLE FIVE--ACCOUNTING RULES

5.1	INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES

(a)

Investment Funds. The investment of Participants’ Accounts shall be made in a manner consistent with the provisions of the Trust. The Administrator, in its discretion, may allow the Trust to provide for separate funds for the directed investment of each Participant’s Account. The Plan permits investments in Employer stock and accordingly, a separate Employer stock fund shall be created and a portion of such stock fund shall be invested in cash and cash equivalents for liquidity purposes.

(b)

Participant Direction of Investments. In the event Participants’ Accounts are subject to their investment direction, each Participant (including, for this purpose, any former Employee, Beneficiary, or “alternate payee” (within the meaning of Section 14.4 below) with an Account balance) may direct how his Account (or such portion thereof which is subject to his investment direction) is to be invested among the available investment funds in the percentage multiples established by the Administrator. In the event a Participant fails to make an investment election, with respect to all or any portion of his Account subject to his investment direction, the Trustee shall invest all or such portion of his Account in the default investment fund to be designated by the Administrator. A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant’s Account in accordance with procedures established by the Administrator. Any such change in a Participant’s investment election shall be effective at such time as may be prescribed by the Administrator. However, where it deems appropriate, and subject to the requirements of applicable law, the Administrator may decline to implement, or otherwise limit the frequency by which a Participant may direct the investment of his Account. If the Plan’s recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant’s investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants’ Accounts to designated funds or an interest bearing account until such change has been completed.

Notwithstanding the foregoing, if, pursuant to Section 4.02 of the Trust, an investment manager (within the meaning of Section 3(38) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) is appointed by a named fiduciary pursuant to Section 402(c)(3) of ERISA, a Participant may elect to have such investment manager direct the investment of his Account in accordance with the provisions of the preceding paragraph.

(c)

Divestment of Employer Securities: The diversification requirements under Section 401(a)(35) of the Code (“IRC”) are generally effective for Plan Years beginning after December 31, 2006 (“statutory effective date”). However, Section 1.401(a)(35)-1 of the Treasury Regulations (“Final 401(a)(35) Regulations”) are effective for Plan Years beginning on or after January 1, 2011 (“applicability date”). For periods after the statutory effective date and prior to the applicability date, the Plan shall comply with

Code Section 401(a)(35), and may rely on Notice 2006-107, on the proposed 401(a)(35) regulations that were issued on January 3, 2008, or the Final 401(a)(35) Regulations for purposes of satisfying Section 401(a)(35) of the Code.

If any portion of a Participant’s Account is invested in publicly-traded employer securities (within the meaning of Section 407(d)(1) of ERISA), the Participant may direct the Trustee to divest such securities and to reinvest the proceeds in other investment options available under the Plan subject to the provisions of Code Section 401(a)(35), in accordance with rules and procedures established by the Administrator from time to time.

For purposes of this Section, the term Participant shall also include an alternate payee or a deceased Participant’s Beneficiary who has a vested account under the Plan.

Additionally, for purposes hereof, except as otherwise provided in Code Section 401(a)(35) or regulations promulgated thereunder, a plan holding employer securities which are not publicly-traded securities shall be treated as holding publicly-traded employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code Section 401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded employer security.

(d)

Allocation of Investment Experience. As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants’ Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

(e)

Allocation of Contributions. Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made, or as soon as administratively possible thereafter. Forfeitures which arise in a Plan Year shall be allocated as of the last day of such Plan Year, or as soon as administratively possible thereafter.

(f)

Manner and Time of Debiting Distributions. For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of Section 7.1 and Section 7.2. The amount distributed shall be based upon the fair market value of the Participant’s vested Account as of the Valuation Date preceding the distribution.

5.2

ALLOCATION OF SERVICE CREDIT. Any amounts deposited to the Plan by a service provider pursuant to an agreement between the Employer and the service provider (“Service Credit”) shall be used to pay Plan administrative expenses. To the extent that the Service Credit for a calendar year exceeds the Plan administrative expenses incurred through March 31 (or prior business day) of the following calendar year, the excess (subject to such de minimis amount as may be established, which amount shall be used to pay future Plan administrative expenses) shall be allocated as of such March 31 (or the prior business day) to Participants with Account balances on such allocation date. The

Account of each Participant eligible to receive such allocation shall be credited with an amount equal to the total excess Service Credit multiplied by a fraction, the numerator of which is the Participant’s Account balance as of the date on which such allocation is made, and the denominator of which is the Account balances of all eligible Participants as of that date.

ARTICLE SIX--VESTING AND RETIREMENT BENEFITS

6.1

VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals (within the meaning of Section 4.1), after-tax contributions (under Section 4.5), any Company Contributions (under Section 4.2(b) and/or Appendix C), Employer Fail-Safe Contributions, “Qualified Matching Contributions” (within the meaning of Section 10.2 below), and rollovers or transfers from other plans, as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, Disability, or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from discretionary Employer matching contributions under Section 4.2(a) as follows:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2	33%
2 years but less than 3	67%
3 years and thereafter	100%

Notwithstanding anything in the foregoing provisions of this Section 6.1 to the contrary, a Participant who is either a Local 341 GS Employee, a Local 341 NU-Portland Employee, or a Local 12012-6 NU-Portsmouth Employee shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, after-tax contributions, Employer matching contributions under Section 4.2(a), any Company Contributions made under Section 4.2(b), Employer Fail-Safe Contributions under Section 10.2, other Employer contributions pursuant to Section 10.2 and/or 10.3, and rollovers or transfers from other plans, as adjusted for investment experience.

However, notwithstanding the foregoing provisions of this Section 6.1 to the contrary, with respect to a Non-union Participant who either elected to opt-out of the Employer’s defined benefit plan as of January 1, 2010, and/or is hired or rehired on or after January 1, 2010, such Participants shall at all times have a nonforfeitable (vested) right to their Account derived from Employer matching contributions made on or after such dates under Section 4.2(a).

Furthermore, with respect to (i) a Local 1837 UES Employee who either elected to opt-out of the Employer’s defined benefit plan as of January 1, 2013, and/or is hired or rehired on or after June 1, 2012; (ii) a Local B340 FGE Employee who either elected to opt-out of the Employer’s defined benefit plan as of January 1, 2014, and/or who is hired or rehired on or after June 1, 2013; or (iii) a Local 1837 USC Employee who is hired or rehired on or after January 1, 2010, such Participants shall at all times have a nonforfeitable (vested) right to their Accounts derived from Employer matching contributions made on or after such dates under Appendix B, attached hereto.

6.2

FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant’s Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) as soon as administratively practical following the date on which the Participant receives distribution of his vested Account or (ii) as soon as administratively practical after the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service. However, no forfeiture shall occur solely as a result of a Participant’s withdrawal of Employee after-tax contributions. The amount forfeited shall be used to pay Plan administrative expenses, used to reduce Employer contributions under the Plan or used to restore previously forfeited amounts under this Section 6.2. Forfeitures shall be used in accordance with the terms of the Plan no later than the end of the Plan Year following the Plan Year in which the forfeiture occurs.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall remain in the Participant’s Account. However, if the nonvested portion of the Participant’s Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance (including a “deemed” distribution under Section 7.2), the nonvested portion shall be restored if:

(a)	the Participant resumes employment prior to incurring five (5) consecutive Breaks in Service; and

(b)

the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive in Service, an amount equal to the total distribution derived from Employer contributions under Section 4.2 and, if applicable, Section 13.3.

Upon repayment, the Participant’s Employer-derived benefit shall be restored to the amount at the time of distribution (i.e., the amount distributed and the amount forfeited), unadjusted by any subsequent gains or losses. The amount required to be restored shall be made by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

Following a repayment described in this Section, any Years of Service for which a Participant received a cash-out shall be recognized for purposes of vesting and eligibility under the Plan.

6.3

DISTRIBUTION OF LESS THAN ENTIRE VESTED ACCOUNT BALANCE. If a distribution (including a withdrawal) of any portion of a Participant’s Account is made to the Participant at a time when he has a vested percentage in such Account equal to less than one- hundred percent (100%), a separate record shall be maintained of said Account balance. The Participant’s vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution (or withdrawal) made to the Participant.

6.4

NORMAL RETIREMENT. A Participant who is in the employment of the Employer at his Normal Retirement Age shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in

Section 6.1. A Participant who continues employment with the Employer after his Normal Retirement Age shall continue to participate under the Plan.

6.5

DISABILITY. If a Participant, who is an Employee, incurs a Disability, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under Section 6.1. Payment of such Participant’s Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Administrator of the Participant’s distribution request.

ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS

7.1

MANNER OF PAYMENT. The Participant’s vested Account shall be distributed to the Participant (or to the Participant’s Beneficiary in the event of the Participant’s death) by any of the following methods, as elected by the Participant or, when applicable, the Participant’s Beneficiary:

(a)	in a single lump-sum payment; or

(b)	provided the Participant’s vested Account exceeds $1,000, in partial payments, subject to procedures established by the Administrator and subject to the provisions of this Article Seven; or

(c)	provided the Participant’s vested Account exceeds $5,000, in periodic installments (at least annual), subject to the provisions of this Article Seven; or

(d)

to the extent the Participant’s vested Account is invested in employer securities (within the meaning of Section 407(d)(1) of ERISA), in a single payment in the form of whole shares of stock, with any fractional shares, and the cash and cash equivalent portions of the underlying unitized stock account, being distributed in cash.

In addition, a Participant who elects installments under (c) above may subsequently revise such election, even after installment payments have commenced, and elect to (1) change the period in which installment payments are paid, provided the period does not exceed the period permitted by the Plan, and such change does not violate the minimum required distribution requirements of Treasury Regulation §1.401(a)(9), as set forth under Section 7.4, or (2) receive the remainder of his vested Account in the form of a single lump-sum cash payment.

7.2

TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Subject to the following provisions of this Section, unless the Participant elects otherwise, distribution of the Participant’s vested Account shall normally be made or commence no later than the sixtieth (60) day after the later of the close of the Plan Year in which: (a) the Participant attains age sixty-five (65) (or Normal Retirement Date, if earlier), (b) occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant severs employment with the Employer. Distribution shall not be made to a Participant without his consent (and spouse’s consent, if required) if his vested Account exceeds $1,000 and such Account is immediately distributable (within the meaning of Section 1.411(a)-11(c)(4) of the Treasury regulations).

Notwithstanding the foregoing, a Participant’s Account may be frozen to prevent the Participant from taking withdrawals, loans and/or distributions from his Account in accordance with the Plan’s qualified domestic relations order procedures.

Notwithstanding the foregoing, if the Participant’s vested Account does not exceed $1,000, the Participant’s entire vested Account shall be distributed to the Participant (or, in the event of the Participant’s death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies or otherwise terminates employment with the Employer.

A Participant who is not vested in any portion of his Account shall be deemed to have received distribution of his Account as of the end of the Plan Year following the Plan Year in which he terminates employment with the Employer.

In no event shall distribution of the Participant’s vested Account be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70 1⁄2), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9)(C) of the Code), if later, the April 1st following the calendar year in which the Participant retires from employment with the Employer (the “required beginning date”).

Notwithstanding the provisions of Section 7.1, in the event distribution is required to be made while the Participant is employed by the Employer or to a terminated Participant, the Participant may elect to receive the minimum amount required to be distributed pursuant to the provisions of Section 401(a)(9) of the Code and the regulations thereunder.

7.3

FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

7.4	MINIMUM DISTRIBUTION REQUIREMENTS.

(a)	General Rules.

(1)	Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions.

(2)

Precedence. The requirements of this Article shall take precedence over any inconsistent provisions of the Plan; provided, however, that this Article shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under Section 7.1.

(3)

Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code and the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code.

(b)	Time and Manner of Distribution

(1)	Required Beginning Date. The Participant’s vested account shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)

Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s vested account shall be distributed, or begin to be distributed, no later than as follows:

(A)

If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, distribution of the Participant’s vested account shall be completed by the December 31 of the calendar year containing the fifth anniversary of the Participant’s death unless distribution is to be made over the surviving spouse’s life or over a period certain not exceeding his life expectancy (if permitted under Section 7.1 of the Plan) in which case distribution shall commence by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(B)

If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, distribution of the Participant’s vested account shall be completed by the December 31 of the calendar year containing the fifth anniversary of the Participant’s death unless distribution is to be made over the life or over a period certain not exceeding the life expectancy of the designated Beneficiary (if permitted under Section 7.1 of the Plan), in which case distribution shall commence by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)

If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s vested account shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)

If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.4(b), other than Section 7.4(b)(2)(A), shall apply as if the surviving spouse were the Participant.

For purposes of Sections 7.4(b) and 7.4(d), unless Section 7.4(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 7.4(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the

Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)

Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions shall be made in accordance with Sections 7.4(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(1)

Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that shall be distributed for each distribution calendar year is the lesser of:

(A)

the quotient obtained by dividing the Participant’s vested Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)

if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s vested Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions shall be determined under this Section 7.4(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(A)

Participant Survived by Designated Beneficiary. Subject to the provisions of this Article, if the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)

If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)

If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)

No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(A)

Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 7.4(d)(1).

(B)

No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.4(b)(2)(A), this Section 7.4(d) shall apply as if the surviving spouse were the Participant.

(e)	Definitions.

(1)

Designated Beneficiary. The individual who is designated as the Beneficiary under Section 7.6 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, of the Treasury regulations.

(2)

Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.4(b)(2). The required minimum distribution for the Participant’s first distribution calendar year shall be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, shall be made on or before December 31 of that distribution calendar year.

(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury regulations.

(4)

Participant’s Vested Account Balance. The vested Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the vested Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The vested Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. The date specified in Section 7.2 of the Plan.

(f)	Special Rules for Required Minimum Distributions During 2009

For purposes of this subsection, a “2009 RMD” is the required minimum distribution a Participant or Beneficiary, as applicable, is required to receive for 2009 without regard to Section 401(a)(9)(H) of the Code. In this regard, a Participant or Beneficiary whose initial required minimum distribution is a 2009 RMD shall not receive distribution of his 2009 RMD unless he elects otherwise in accordance with procedures established by the Administrator.

A Participant or Beneficiary whose 2009 RMD is not his initial required minimum distribution shall receive his 2009 RMD unless he elects to suspend his 2009 RMD in accordance with procedures established by the Administrator.

A direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

The provisions of this subsection (f) shall be interpreted in accordance with Code Section 401(a)(9)(H) and regulatory guidance issued thereunder.

7.5	AMOUNT OF DEATH BENEFIT

(a)

Death Before Termination of Employment. In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant’s Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant’s Account being payable to his Beneficiary.

(b)

Death After Termination of Employment. In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant’s Account shall be paid to the Participant’s Beneficiary.

7.6

DESIGNATION OF BENEFICIARY. Each Participant shall designate a Beneficiary in a manner acceptable to the Administrator to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant. However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse, unless the Participant’s spouse has signed a written consent witnessed by a notary public, which provides for the designation of an alternate Beneficiary.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. A designation of a Beneficiary made by a Participant shall cease to be effective upon his marriage or remarriage. In addition, a spousal Beneficiary designation shall cease to be effective upon written notification to the Administrator of the divorce of the Participant and such spouse. In the absence of an effective designation of Beneficiary, or if no designated Beneficiary is surviving as of the date of the Participant’s death, any death benefit shall be paid to the surviving spouse of the Participant, or, if no surviving spouse, to the Participant’s surviving issue, by right of representation, or, if none, to the Participant’s surviving parents, or, if none, to the Participant’s estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

In the event a Beneficiary survives the Participant, but dies before receipt of all payments due that Beneficiary hereunder, any benefits remaining to be paid to the Beneficiary shall be paid to the Beneficiary’s estate.

7.7

DISTRIBUTION OF DEATH BENEFITS. Subject to the provisions of Section 7.2, the Beneficiary shall be allowed to designate the mode of receiving benefits in accordance with Section 7.1, unless the Participant had designated a method in writing and indicated that the method was not revocable by the Beneficiary.

(a)

Distribution Beginning Before Death - If the Participant dies after distribution of his vested Account has commenced, any survivor’s benefit must be paid at least as rapidly as under the method of payment in effect at the time of the Participant’s death.

(b)

Distribution Beginning After Death - If the Participant dies before distribution of his vested Account has commenced, distribution of the Participant’s vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, except as provided below:

(i)

if any portion of the Participant’s vested Account is payable to a designated Beneficiary, and if distribution is to be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary (if permitted under Section 7.1 above), such payments shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(ii)

if the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the date distribution is required to begin shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1⁄2).

For purposes of this paragraph (b), if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this paragraph, with the exception of paragraph (ii) herein, shall be applied as if the surviving spouse were the Participant.

Notwithstanding the foregoing, if the Participant has no designated Beneficiary (within the meaning of Section 401(a)(9) of the Code and the regulations thereunder),

distribution of the Participant’s vested Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

7.8	ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.8 shall apply to distributions made under the Plan.

(a)

A “distributee” (as hereinafter defined) may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” (as hereinafter defined) paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions:

(i)

Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution described in Section 8.2. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) a traditional individual retirement account or annuity described in Section 408(a) or (b) of the Code (a “traditional IRA”) or a Roth individual retirement account or annuity described in Section 408A of the Code (a “Roth IRA”); or (2) to a qualified plan or an annuity contract described in Section 401(a) and 403(b) of the Code, respectively, that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii)

Eligible Retirement Plan. An eligible retirement plan is an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan, a traditional IRA, a Roth IRA, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(iii)

Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse, and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. For distributions after December 31, 2009, a distributee includes the Employee’s or former Employee’s non-spouse designated Beneficiary, in which case, the distribution can only be transferred to a traditional or Roth inherited IRA established on behalf of the non-spouse designated Beneficiary for the purpose of receiving the distribution.

(iv)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)

the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

(d)

For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer distribution shall also describe the consequences of failing to defer receipt of the distribution in accordance with the requirements of applicable law. In addition, any reference to the ninety (90) day maximum notice period prior to distribution in applying the notice requirements of Code Sections 402(f), 411(a)(11) and 417 shall become one hundred and eighty (180) days.

ARTICLE EIGHT-- LOANS AND IN-SERVICE WITHDRAWALS

8.1	LOANS

(a)

Permissible Amount and Procedures. Upon the application of an active Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant’s vested Account balance. The rate of interest on any such loan shall be equal to the “Prime Rate” (as reported in The Wall Street Journal on the date the loan is initiated) plus one percent (1%). Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant’s Account.

(b)	Limitation on Amount of Loans. A Participant’s loan shall not exceed the lesser of:

(1)	$50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve (12)-month period; or

(2)	one-half (1⁄2) of the vested value of the Participant’s Account, determined as of the Valuation Date preceding the date of the Participant’s loan.

Any loan must be repaid within five (5) years (or such longer period permitted by law), unless made for the purpose of acquiring the primary residence of the Participant, in which case such loan may be repaid over a longer period of time not to exceed fifteen (15) years. The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this requirement shall not apply for a period, not longer than one year, or such longer period as may apply under Section 414(u) of the Code, that a Participant is on a leave of absence (“Leave”), either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, the loan must be repaid by the latest date permitted under Sections 72(p)(2)(B) and 414(u) of the Code and the installments due after the Leave ends (or, unless Section 414(u) of the Code applies, if earlier, upon the expiration of the first year of the Leave) must not be less than those required under the terms of the original loan.

If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.

If a Participant terminates employment with an outstanding loan balance, the Participant may, subject to the terms and conditions of the underlying promissory note, continue to make loan repayments. However, in the event the loan goes into default, or to the extent distribution of the

Participant’s Account is to be made or commenced, the outstanding loan balance shall be charged against the amounts that are otherwise payable to the Participant or the Participant’s Beneficiary under the provisions of the Plan. For any Participant with a loan in good standing on October 1, 2013, loan repayments may be made after termination of employment, notwithstanding anything to the contrary set forth in the underlying promissory note.

In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer’s related group (within the meaning of Section 2.5(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of Section 72(p) of the Code.

8.2

HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, an active Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant’s Account, without regard to earnings received on elective deferrals (within the meaning of Section 4.1) after December 31, 1988, and without regard to any Fail-Safe Contributions and Qualified Matching Contributions (within the meaning of Section 10.2) or any Employer contributions made pursuant to Section 10.2 and/or 10.3, or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator. For purposes of this Section, an active Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer’s controlled group and who has an Account under the Plan.

Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to: (a) pay expenses for (or to obtain) medical care that would be deductible under Section 213(d) of the Code determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income; (b) purchase the principal residence of the Participant (excluding mortgage payments); (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant’s spouse, or any of the Participant’s dependents (as defined in Section 152 of the Code, and without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code); (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant’s principal residence; (e) pay funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and without regard to Section 152(d)(1)(B) of the Code); or (f) repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income). Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant’s Account shall be reduced accordingly.

A distribution shall be deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(1)	The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

(2)

The Participant has obtained all distributions (including distributions of ESOP dividends under Section 404(k) of the Code), other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

(3)

The Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective deferrals (within the meaning of Section 4.1) and any after-tax contributions under Section 4.5 to the Plan and all other plans maintained by the Employer for six (6) months or such other period as required by law after receipt of the hardship distribution. For this purpose the phrase “all other plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase also includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

8.3

WITHDRAWALS AFTER AGE 59 1⁄2. After attaining age fifty-nine and one-half (59 1⁄2), an active Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator. For purposes of this Section, an active Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer’s controlled group and who has an Account under the Plan.

8.4

WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS. An active Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any after-tax contributions made to the Plan and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator. For purposes of this Section, an active Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer’s controlled group and who has an Account under the Plan.

For purposes of this Section 8.4, a terminated Participant with a vested Account balance under the Plan may withdraw all or any portion of such vested Account attributable to any after-tax contributions made to the Plan, subject to the provisions of the foregoing paragraph.

8.5

WITHDRAWALS OF ROLLOVER CONTRIBUTIONS. An active Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any rollover contributions made to the Plan and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator. For purposes of this Section, an active Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer’s controlled group and who has an Account under the Plan.

8.6	HEART ACT PROVISIONS.

(a)

Death benefits. In the case of a Participant’s death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Beneficiary(ies) (or surviving spouse, if the qualified joint and survivor annuity or qualified pre-retirement survivor annuity rules apply) of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. In addition, vesting service credit for the deceased Participant’s period of qualified military service shall be credited to the extent required by Code Section 401(a)(37).

(b)

Differential wage payments. For years beginning after December 31, 2008, (i) a Participant receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

(c)

Severance from employment. For years beginning after December 31, 2008 and for purposes of Code Section 401(k)(2)(B)(i)(I), an individual shall be treated as having severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

If a Participant elects to receive a distribution by reason of such severance from employment, the Participant may not make an elective deferral or employee contribution during the six (6)-month period or such other period as required by law beginning on the date of such distribution.

Effective as of the dates specified above, the provisions of this Section 8.6 shall be interpreted consistent with, and governed by, the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”) and regulatory guidance issued thereunder.

ARTICLE NINE --ADMINISTRATION OF THE PLAN

9.1

PLAN ADMINISTRATION. The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and a “named fiduciary” (for purposes of Section 402(a)(1) of ERISA) of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator. The Employer, by action of its board of directors, may also designate a person, a committee of persons, and/or other entity as a named fiduciary or named fiduciaries. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator; provided, however, that the Administrator may delegate any of its powers, authority, duties or responsibilities to any person or committee of persons, such delegation to be in accordance with ERISA Section 405. The Administrator shall have full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Administrator believes are necessary and advisable for the administration of the Plan. Any determination made by the Administrator shall be final and binding on all parties, and shall be given the maximum deference allowed by law.

In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities), (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper’s fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if, and to the extent, the Employer so elects. To the extent required by applicable law, compensation may not be paid by the Plan to full-time Employees of the Employer.

In the event the Employer pays the expenses of administering the Plan, the Employer may seek reimbursement from the Plan for the payment of such expenses. Reimbursement shall be permitted only for Plan expenses paid by the Employer within the last twelve (12)-month period.

The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.

The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business. As a named fiduciary, the Administrator is required to discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

9.2	CLAIMS PROCEDURE

The provisions of paragraph (a) below shall apply to all benefit claims under the Plan, except as provided in paragraph (b) below.

(a)

Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the “claimant”) must be submitted in writing to the Administrator. Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

If a claim is denied in whole or in part, the Administrator shall notify the claimant within ninety (90) days after receipt of the claim (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period).

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(i)	the specific reason or reasons for the denial of the claim;

(ii)	the specific references to the pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(iv)

a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim; and

(v)	a statement about the claimant’s right to bring civil action under Section 502(a) under ERISA if the claim is denied on review.

Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents (free of charge) pertinent to the denial, and to submit issues and comments in writing. Any appeal of the denial must be given to the Administrator within the period of time prescribed under (a)(iv) above. If the claimant (or his duly authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator’s adverse determination shall be final, binding and conclusive.

The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The Administrator shall advise the claimant of the results of the review within sixty (60) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, the claimant’s right to receive free of charge upon written request, reasonable access to and copies of, all Plan documents, records, and other information relevant to the claim, and a statement about the claimant’s right to bring a civil action under Section 502(a) of ERISA. The decision of the Administrator shall be final, binding and conclusive.

(b)	The provisions of this subsection (b) shall apply to a claim involving a determination by the Administrator of a Participant’s Disability.

Such a claim for Disability benefits must be submitted in writing to the Vice President, Administration. Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

If such a claim is denied in whole or in part, the Vice President, Administration shall notify the claimant within forty-five (45) days after receipt of the claim (or within seventy-five (75) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial forty-five (45) day period).

If, prior to the end of the seventy five (75) day extended period, the Vice President, Administration determines that a decision cannot be rendered within the initial extension period due to special circumstances, the period for making a determination may be extended for up to an additional thirty (30) days, provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the originally extended seventy-five (75) day period.

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(i)	the specific reason or reasons for the denial of the claim;

(ii)	the specific references to the pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional materials or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(iv)

a statement that any appeal of the denial must be made by giving to the Administrator, within one hundred eighty (180) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim;

(v)	a statement about the claimant’s right to bring a civil action under Section 502(a) of ERISA if the claim is denied on review; and

(vi)

to the extent that an internal rule, guideline, protocol, or other similar criterion was relied upon in the denial, the notification shall set forth the specific rule, guideline, protocol, or criterion or indicate that such was relied upon and that a copy will be provided free of charge to the claimant upon request.

Upon denial of a claim in whole or in part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the 401(k) Committee for a full and fair review of the denied claim, to be permitted to review documents (free of charge) pertinent to the denial, and to submit issues and comments in writing. Any appeal of the denial must be given to the 401(k) Committee within the period of time prescribed under (b)(iv) above. If the claimant (or his duly authorized representative) fails to appeal the denial to the 401(k) Committee within the prescribed time, the Vice President, Administration’s initial adverse determination shall be final, binding and conclusive.

The 401(k) Committee shall consider the full record of the claimant’s appeal without deference to the initial determination and, if the determination is based in whole or in part on a medical judgment, shall consult with a health care professional experienced in the field of medicine involved in the medical judgment. The health care professional consulted on the appeal shall be an individual who was not consulted in connection with the initial denied claim (nor a subordinate of any individual consulted in connection with the initial denied claim) and whose identity shall be disclosed to the claimant upon written request of the claimant, regardless of whether the health care professional’s advice was relied upon in making the subsequent claim determination.

The 401(k) Committee shall render a decision that shall be binding upon both parties. The 401(k) Committee shall advise the claimant of the results of their review within forty-five (45) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than ninety (90) days after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(A)	the specific reason or reasons for the denial of the claim;

(B)	the specific references to the pertinent Plan provisions on which the denial is based;

(C)	the claimant’s right to receive free of charge, upon written request, reasonable access to and copies of, all Plan documents, records, and other information relevant to the claim;

(D)	a statement about the claimant’s right to bring a civil action under Section 502(a) of ERISA; and

(E)

to the extent that an internal rule, guideline, protocol, or other similar criterion was relied upon in the denial, the notification shall set forth the specific rule, guideline, protocol, or criterion or indicate that such was relied upon and that a copy will be provided free of charge to the claimant upon request.

The decision of the 401(k) Committee shall be final, binding and conclusive.

9.3

TRUST AGREEMENT. The Trust Agreement entered into by and between Unitil Corporation and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS

10.1

DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS. Notwithstanding any other provision of the Plan, “Excess Elective Deferrals” (as defined below) (and income or loss allocable thereto, including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Elective Deferrals for the preceding calendar year.

“Excess Elective Deferrals” shall mean the amount of Elective Deferrals (as defined below) for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant’s designation: shall be submitted to the Administrator in writing no later than March 1; shall specify the Participant’s Excess Elective Deferrals for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if the Excess Elective Deferrals are not distributed, they shall, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. Excess Elective Deferrals shall mean those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

An Excess Elective Deferral, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the Elective Deferrals were made. A Participant who has an Excess Elective Deferral for a taxable year, taking into account only his Elective Deferrals under the Plan or any other plans of the Employer (including any member of the Employer’s related group (within the meaning of Section 2.5(b)), shall be deemed to have designated the entire amount of such Excess Elective Deferral.

Excess Elective Deferrals shall be adjusted for any income or loss. For purposes of this Section 10.1, whenever reference is made to the income or loss allocable to an Excess Elective Deferral, such income or loss shall be determined as follows. The income or loss allocable to Excess Elective Deferrals allocated to each Participant shall be the income or loss allocable to the Participant’s deferred amounts for the Plan Year multiplied by a fraction, the numerator of which is the Excess Elective Deferrals made on behalf of the Participant for the Plan Year, and the denominator of which is the Participant’s Account balance attributable to the Participant’s Elective Deferrals on the last day of the Plan Year.

For purposes of this Article Ten, “Elective Deferrals” shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary deferral reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective

Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Section 408(k)(6) of the Code, any simple retirement account described in Section 408(p) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

10.2	LIMITATIONS ON 401(k) CONTRIBUTIONS

(a)

Actual Deferral Percentage Test (“ADP Test”). Amounts contributed as elective deferrals under Section 4.1(a) and, if so elected by the Employer, “Qualified Matching Contributions” (as defined below) and any Fail-Safe Contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code. For purposes of this Section, these amounts are referred to as the “deferred amounts.” For purposes of the “actual deferral percentage test” described below, (i) such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to make deferrals, or (B) is attributable to services performed by the Participant in the Plan Year, and, but for the Participant’s election to make deferrals, would have been received by the Participant within two and one-half (2 1⁄2) months after the close of the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the deferred amounts used in such test.

For purposes of this Section, “Qualified Matching Contributions” shall mean matching contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to elective deferrals.

As of the last day of each Plan Year, the deferred amounts for the Participants who are Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

(1)

The actual deferral percentage for the eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees for the current Plan Year multiplied by 1.25; or

(2)

The actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the actual deferral percentage of eligible Participants who are Nonhighly-Compensated Employees

for the current Plan Year multiplied by two (2), provided that the actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points.

Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the actual deferral percentage of the Nonhighly-Compensated Employees for the prior Plan Year; provided, however, the change in testing methods complies with the requirements set forth in the Final 401(k) and 401(m) Regulations and any other superseding guidance.

In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the actual deferral percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only elective deferrals (within the meaning of Section 4.1) for those Nonhighly-Compensated Employees that were taken into account for purposes of the actual deferral percentage test (and not the actual contribution percentage test) under the current year testing method for the prior year.

For purposes of the above tests, the “actual deferral percentage” shall mean for a specified group of Participants (either Highly Compensated Employees or Nonhighly-Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) deferred amounts actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant’s compensation (within the meaning of Section 1.6 of the Plan if such definition satisfies Section 414(s) of the Code) or, if the Employer chooses, Participant’s compensation determined by using any other definition of compensation that satisfies the nondiscrimination requirements of Section 414(s) of the Code and the regulations thereunder. For purposes hereof, the Participant’s compensation shall be referred to as “414(s) Compensation.” An Employer may limit the period taken into account for determining 414(s) Compensation to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year. Deferred amounts on behalf of any Participant shall include (1) any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Nonhighly-Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer and (b) Elective Deferrals that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without exclusion of these Elective Deferrals); and (2) Qualified Matching Contributions and Fail-Safe Contributions. For purposes of computing Actual Deferral Percentages, a Participant shall mean any Employee who is eligible to make Elective Deferrals under the Plan for all or a portion of the Plan Year and shall include any Employee whose eligibility to make Elective Deferrals is suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; an Employee who cannot make Elective Deferrals because of the limitations under Section 415 of the Code; and an Employee who would be a Participant but for the failure to make required contributions to another plan. In addition, an Employee who would be a Participant but for failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

For purposes of this Section 10.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement. In the event that the Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then the provisions of this Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan. If the Employer elects by Plan amendment to use the prior year testing method, any adjustments to the Nonhighly-Compensated Employee actual deferral percentage for the prior year shall be made in accordance with the Final 401(k) and 401(m) Regulations. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same average actual deferral percentage testing method.

Notwithstanding anything in this Section to the contrary, the provisions of Section 401(k)(3)(F) of the Code may be used to exclude all Nonhighly-Compensated Employees who have not satisfied the minimum age and service requirements of Section 410(a)(1)(A) of the Code from the ADP Test. For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Section 410(b) of the Code provided such date is applied on a consistent and uniform basis to all Participants.

The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.

In the event the actual deferral percentage test is not satisfied for a Plan Year, the Employer, in its discretion, may make a Fail-Safe Contribution for eligible Participants who are Nonhighly-Compensated Employees, to be allocated among their Accounts in proportion to their compensation for the Plan Year. For purposes of this paragraph, “compensation” shall mean compensation used for the actual deferral percentage test.

(b)	Distributions of Excess Contributions.

(1)

In General. If the actual deferral percentage test of Section 10.2(a) is not satisfied for a Plan Year, then the “excess contributions”, and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made. However, if such excess contributions are distributed later than two and one-half (2 1⁄2) months (or such longer period as permitted by applicable law and/or regulatory guidance) following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

(2)	Excess Contributions. For purposes of this Section, “excess contributions” shall mean, with respect to any Plan Year, the excess of:

(A)	The aggregate amount of Employer contributions actually taken into account in computing the numerator of the actual deferral percentage of Highly-Compensated Employees for such Plan Year, over

(B)

The maximum amount of such contributions permitted by the ADP Test under Section 10.2(a) (determined by hypothetically reducing contributions made on behalf of Highly-Compensated Employees in order of the actual deferral percentages, beginning with the highest of such percentages).

Excess contributions shall be allocated to the Highly-Compensated Employees with the highest dollar amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the highest dollar amount of such contributions and continuing in descending order until all the excess contributions have been allocated. For purposes of the preceding sentence, the “highest dollar amount” is determined after distribution of any excess deferrals. To the extent a Highly-Compensated Employee has not reached his catch-up contribution limit (set forth in Section 4.1(e) of the Plan), excess deferrals allocated to such Highly-Compensated Employee shall be treated as catch-up contributions and shall not be treated as excess contributions.

Notwithstanding anything in this Section to the contrary, the amount of excess contributions to be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to such Highly Compensated Employee for the taxable year that ends in the same Plan Year. Further, the amount of excess deferrals to be distributed with respect to a Highly Compensated Employee for a taxable year shall be reduced by the amount of excess contributions previously distributed to such Highly Compensated Employee for the Plan Year which begins in such taxable year.

(3)

Determination of Income. Excess contributions shall be adjusted for any income or loss. The income or loss allocable to excess contributions allocated to each Participant shall be the income or loss allocable to the Participant’s deferred amounts for the Plan Year multiplied by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the Participant’s Account balance attributable to the Participant’s deferred amounts on the last day of the Plan Year.

(4)

Accounting for Excess Contributions. Excess contributions shall be distributed from that portion of the Participant’s Account attributable to such deferred amounts to the extent allowable under Treasury regulations.

10.3	NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS

(a)

Average Contribution Percentage Test (“ACP Test”). To the extent required by applicable law, the provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2(a) and such matching contributions are not used to satisfy the actual deferral percentage test of Section 10.2 and/or in the event Employee after-tax contributions are made to the Plan under Section 4.5. Any Employee after-tax contributions that are used to satisfy the average contribution percentage test shall satisfy the requirements of Section 1.401(m)-2(a)(6) of the Treasury regulations.

As of the last day of each Plan Year, the average contribution percentage for Highly- Compensated Employees for the Plan Year shall satisfy either of the following tests:

(1)

The average contribution percentage for eligible Participants who are Highly- Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the current Plan Year multiplied by 1.25; or

(2)

The average contribution percentage for eligible Participants who are Highly- Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the current Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly- Compensated Employees for the Plan Year does not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points.

Notwithstanding the foregoing, if elected by the Employer by Plan amendment, the foregoing percentage tests shall be applied based on the average contribution percentage of the Nonhighly-Compensated Employees for the prior Plan Year; provided, however, the change in testing methods complies with the requirements set forth in the Final 401(k) and 401(m) Regulations and any other superseding guidance.

In the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average contribution percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only (a) after-tax contributions for those Nonhighly-Compensated Employees for the prior year, and (b) matching contributions for those Nonhighly-Compensated Employees that were taken into account for purposes of the average contribution percentage test (and not the average actual deferral percentage test) under the current year testing method for the prior year.

For purposes of the above tests, the “average contribution percentage” shall mean the average (expressed as a percentage) of the contribution percentages of the “eligible Participants” in each group. The “contribution percentage” shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions, and, if applicable, Employee after-tax contributions, and elective deferrals under Section 4.1 (to the extent such elective deferrals are not used to satisfy the actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant’s compensation (within the meaning of Section 1.6 of the Plan if such definition satisfies Section 414(s) of the Code) or, if the Employer chooses, Participant’s compensation determined by using any other definition of compensation that satisfies the nondiscrimination requirements of Section 414(s) of the Code and the regulations thereunder. For purposes hereof, the Participant’s compensation shall be referred to as “414(s) Compensation.” An Employer may limit the period taken into account for determining 414(s) Compensation to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year. Such average contribution percentage shall be determined without regard to matching contributions that are used either to correct excess contributions hereunder or because contributions to which they relate are excess deferrals under Section 10.1 or excess contributions under Section 10.2. “Eligible Participant” shall mean each Employee who is eligible to receive Employer matching contributions or make after-tax contributions.

For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Employer matching contributions, elective deferrals and/or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer’s related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions were made under a single plan.

In the event that the Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with the Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan. If the Employer elects by Plan amendment to use the prior year testing method, any adjustments to the Nonhighly-Compensated Employee actual contribution percentage for the prior year shall be made in accordance with the Final 401(k) and 401(m) Regulations. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same average contribution percentage testing method.

The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b)	Distribution of Excess Aggregate Contributions.

(1)

In General. If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the “excess aggregate contributions”, and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer matching contributions under the Plan. To the extent that such “excess aggregate contributions” are nonforfeitable, such excess aggregate contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such “excess aggregate contributions” were made. However, if such excess aggregate contributions are distributed later than two and one-half (2 1⁄2) months (or such longer period as permitted by applicable law and/or regulatory guidance) following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions. For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess aggregate contributions shall be considered annual additions.

In accordance with the rules under Treasury Regulation Section 1.401(m)-2(b), any distribution and/or forfeiture of excess aggregate contributions shall be made in the following order: any Employee after-tax contributions that are not matched, a pro rata amount of Employee after-tax contributions that are matched and associated matching contributions, matching contributions that matched elective deferrals.

(2)	Excess Aggregate Contributions. For purposes of this Section, “excess aggregate contributions” shall mean, with respect to any Plan Year, the excess of:

(A)

The aggregate amount of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals under Section 4.1 (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) actually taken into account in computing the numerator of the actual contribution percentage of Highly-Compensated Employees for such Plan Year, over

(B)

The maximum amount of such contributions permitted by the ACP Test under Section 10.3(a) (determined by hypothetically reducing contributions made on behalf of Highly-Compensated Employees in order of the actual contribution percentages, beginning with the highest of such percentages).

Excess aggregate contributions shall be allocated to the Highly-Compensated Employee with the largest “contribution percentage amounts” (as defined below) taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest amount of such contribution percentage amounts and continuing in descending order until all the excess aggregate contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any excess aggregate contributions.

For purposes of the preceding paragraph, “contribution percentage amounts” shall mean the sum of Employer matching contributions and, if applicable, Employee after-tax contributions, and elective deferrals (to the extent not used to satisfy the actual deferral percentage test of Section 10.2) made under the Plan on behalf of the Participant for the Plan Year.

(3)

Determination of Income. Excess aggregate contributions shall be adjusted for any income or loss. The income or loss allocable to excess contributions allocated to each Participant shall be the income or loss allocable to the Employer matching contributions and, if applicable, Employee after-tax contributions, and such elective deferrals for the Plan Year multiplied by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the Plan Year, and the denominator of which is the Participant’s Account balance attributable to Employer matching contributions and, if applicable, Employee after-tax contributions, and such elective deferrals (to the extent not used to satisfy the average actual percentage test of Section 10.2) on the last day of the Plan Year.

Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.

To the extent permitted by applicable law, the Plan may be disaggregated under Section 1.410(b)-7(c) of the Income Tax Regulations, in which case the testing provisions of Sections 10.2 and 10.3 may separately apply to the disaggregated plans.

ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS

11.1	RULES AND DEFINITIONS

(a)	Rules. The following rules shall limit additions to Participants’ Accounts:

(1)

If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant’s Account for any limitation year shall not exceed the lesser of the “maximum permissible” amount (as hereafter defined) or any other limitation contained in the Plan. If the Employer contribution that would otherwise be allocated to the Participant’s Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

(2)

Prior to determining the Participant’s actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s compensation for the limitation year, uniformly determined for all Participants similarly situated.

(3)

As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant’s actual compensation for the limitation year.

(4)

If the limitations of Section 415 of the Code are exceeded, such excess amount shall be corrected in accordance with the requirements of applicable law, including pursuant to the Employee Plans Compliance Resolution System.

(5)

If, in addition to thie Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant’s account under all such plans for any such limitation year shall not exceed the maximum permissible amount. Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any other defined contribution pension plan. If both plans are discretionary contribution plans, they shall first be reduced under thie Plan. Any excess amount attributable to the Plan shall be disposed of in the manner described in Section 11.1(a)(4).

(b)	Definitions.

(1)	Annual additions: The following amounts credited to a Participant’s Account for the limitation year shall be treated as annual additions:

(A)	Employer contributions;

(B)	Elective deferrals (within the meaning of Section 4.1);

(C)	Employee after-tax contributions, if any;

(D)	Forfeitures, if any; and

(E)

Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

Employer and employee contributions taken into account as annual additions shall include “excess contributions” as defined in Section 401(k)(8)(B) of the Code, “excess aggregate contributions” as defined in Section 401(m)(6)(B) of the Code, and “excess deferrals” as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute excess deferrals that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

For this purpose, any excess amount applied under Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

(2)

Compensation: For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant’s earned income, wages, differential wage payments as defined by Section 3401(h)(2) of the Code, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, elective deferrals (as defined in Section 402(g)(3) of the Code) made by an Employee to the Plan and any amount contributed or deferred by an Employee on an elective basis and not includable in the gross income of the Employee under Section 125, 132(f), or 457 of the Code. Notwithstanding the foregoing, Compensation for purposes of this Section shall exclude the following:

(A)

Except as provided in the preceding paragraph of this Section 11.1(b)(2), Employer contributions to a plan of deferred compensation which are not included in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(B)

Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

(D)

Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee); and

(E)	Amounts in excess of the applicable Code Section 401(a)(17) limit.

Compensation shall be measured on the basis of compensation paid in the limitation year.

Any compensation described in this Section 11.1(b)(2) does not fail to be Compensation merely because it is paid after the Participant’s severance from employment with the Employer, provided the Compensation is paid by the later of 2 1⁄2 months after severance from employment with the Employer or the end of the limitation year that includes the date of severance from employment. In addition, payment for unused bona fide sick, vacation or other leave shall be included as Compensation if (i) the Participant would have been able to use the leave if employment had continued, (ii) such amounts are paid by the later of 2 1⁄2 months after severance from employment with the Employer or the end of the Plan Year that includes the date of severance from employment and (iii) such amounts would have been included as Compensation if they were paid prior to the Participant’s severance from employment with the Employer.

(3)	Defined contribution dollar limitation: This shall mean $40,000, as adjusted under Section 415(d) of the Code.

(4)

Employer: This term refers to the Employer that adopts the Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

(5)

Limitation year: This shall mean the Plan Year, unless the Employer elects a different twelve (12) consecutive month period. The election shall be made by the adoption of a Plan amendment by the Employer. If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(6)

Maximum permissible amount: Except to the extent permitted under Section 4.1(e) and Section 414(v) of the Code, if applicable, this shall mean an amount equal to the lesser of the defined contribution dollar limitation or one hundred percent (100%) of the Participant’s compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year

12

ARTICLE TWELVE--AMENDMENT AND TERMINATION

12.1

AMENDMENT. The Employer reserves the right to amend, or modify the Plan at any time, or from time to time, in whole or in part. To the extent permitted by board resolutions of the Employer, any amendment may be adopted by action of a named fiduciary appointed pursuant to Section 9.1 to which the Employer as Administrator has delegated the authority to amend the Plan. Any such amendment shall become effective under its terms upon adoption by the Employer, or named fiduciary, as the case may be. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment shall be made to the Plan which shall:

(a)

make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

(b)

decrease a Participant’s Account balance, or otherwise place greater restrictions or conditions on a Participant’s rights to Section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Section 411(a)(3) through (11) of the Code;

(c)

eliminate an optional form of payment (unless permitted by applicable law) with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective; or

(d)

alter the schedule for vesting in a Participant’s Account with respect to any Participant with three (3) or more Years of Service for vesting purposes without his consent or deprive any Participant of any nonforfeitable portion of his Account.

Notwithstanding paragraph (b) above, a Participant’s Account balance may be reduced to the extent permitted under Section 412(d)(2) of the Code or to the extent permitted under Treasury Regulations Sections 1.411(d)-3 and 1.411(d)-4. For purposes of paragraph (b) above, a Plan amendment which has the effect of decreasing a Participant’s Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s employer-derived contribution will not be less than the percentage computed under the Plan without regard to such amendment. The application of Section 411(a) nonforfeitability provisions to Section 411(d)(6) protected benefits shall apply to amendments adopted after August 9, 2006.

Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate within the remedial amendment period to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of ERISA.

If any corrective amendment (within the meaning of Section 1.401(a)(4)-11(g) of the Treasury Regulations) is made after the end of a Plan Year, such amendment shall satisfy the requirements of Section 1.401(a)(4)-11(g)(3) and (4) of the IRS Treasury Regulations.

12.2

TERMINATION OF THE PLAN.   The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan. In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan’s distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. These distributions may be implemented by the continuance of the Trust and the distribution of the Participants’ Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein. In the event of the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested and nonforfeitable.

In the event of the termination of the Plan, any amounts to be distributed to Participants or Beneficiaries who cannot be located shall be handled in accordance with the provisions of applicable law (which may include the establishment of an account for such Participant or Beneficiary).

12.3

TERMINATION OF PARTICIPATION BY PARTICIPATING EMPLOYER.     Any Participating Affiliate (within the meaning of Section 1.10) may terminate its participation in the Plan by providing a written resolution to Unitil Corporation. Such Participating Affiliate may request a transfer of Trust assets attributable to its Employees from the Plan to any successor qualified retirement plan maintained by the Participating Affiliate or its successor. The Administrator may, however, refuse to make such transfer if it reasonably believes such transfer would jeopardize the continued qualification of the Plan, or if such transfer does not comply with any requirements of applicable law.

ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS

13.1

APPLICABILITY. The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)) and only if, and to the extent, required under Section 416 of the Code and the regulations issued thereunder. Notwithstanding the foregoing, this Article shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) of the Code are met.

13.2	DEFINITIONS. For purposes of this Article, the following definitions shall apply:

(a)

“Key Employee”: “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the determination date, was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation shall mean compensation as defined in Section 11.1(b)(2). The determination of who is a Key Employee (including the terms “5% owner” and “1% owner”) shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	“Top-Heavy Plan”:

(1)	The Plan shall constitute a “Top-Heavy Plan” if any of the following conditions exist:

(A)	The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

(B)	The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

(C)	The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

(2)

If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in the Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the one (1)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. However, in the case of any distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting a five (5)-year period for a one (1)-year period. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer’s related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(3)

For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have performed no service with any Employer maintaining the plan for the one (1)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top- heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

(4)	Definition of terms for Top-Heavy status:

(A)	“Top-heavy ratio” shall mean the following:

(1)

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in thie Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date, and the denominator of which is the sum of the account balances of all Participants as of the determination date. Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

(B)

“Permissive aggregation group” shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(C)

“Required aggregation group” shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding Plan Years, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(D)

“Determination date” shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, “determination date” shall mean the last day of that Plan Year.

(E)	“Valuation Date” shall mean the last day of the Plan Year.

(F)

Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

13.3	ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.

(a)

Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant’s compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code) or the largest percentage of Employer contributions, elective deferrals (within the meaning of Section 4.1), and forfeitures as a percentage of the Key Employee’s compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code), allocated on behalf of any Key Employee for that Plan Year. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.2, the Participant’s failure to complete one thousand (1,000) Hours of Service, the Participant’s failure to make elective deferrals under Section 4.1, or compensation is less than a stated amount.

(b)	The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(c)

Elective deferrals may not be taken into account for the purpose of satisfying the minimum allocation. However, Employer matching contributions may be taken into account for the purpose of satisfying the minimum allocation.

(d)

For purposes of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date.

(e)

If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this Section shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as the Plan’s Valuation Date.

(f)

There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before under defined benefit plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that “3%” shall be increased to “5%.”

13.4

VESTING. The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan.

Payment of a Participant’s vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS

14.1

PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of the Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee. All liabilities under the Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

14.2

SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

14.3	REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of the Plan to the contrary:

(a)

Any monies or other Plan assets attributable to any contribution made to the Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

(b)

Any monies or other Plan assets attributable to any contribution made to the Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance. All Employer contributions hereunder are expressly contributed based upon such contributions’ deductibility under the Code.

14.4

BENEFITS NOT ASSIGNABLE. Except as provided in Section 414(p) of the Code with respect to “qualified domestic relations orders,” or except as provided in Section 401(a)(13)(C) of the Code with respect to certain judgments and settlements, the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

With respect to any “qualified domestic relations order” relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the

Participant has attained his “earliest retirement age” (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of his earliest retirement age shall, however, be available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution. Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.

14.5

MERGER OF PLANS. In the case of any merger or consolidation of the Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of the Plan immediately before such merger, consolidation or transfer.

14.6	INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible “forfeiture” of any vested balance.

14.7

CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

14.8

GOVERNING DOCUMENTS. A Participant’s rights shall be determined under the terms of the Plan as in effect at the Participant’s date of termination from employment, or, if later, and to the extent permitted by applicable law, as determined under the terms of the Plan.

14.9	GOVERNING LAW. The provisions of the Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.

14.10

HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

14.11

COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

14.12

LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all or any portion of the distribution payable to a Participant or to a Participant’s Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable may be forfeited and used to pay Plan administrative expenses and/or used to reduce future Employer contributions. In the event a Participant or Beneficiary is located subsequent to the forfeiture of his Account balance, such Account balance shall be restored.

14.13

DISTRIBUTION TO MINOR OR LEGALLY INCAPACITATED. In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to make payment of such benefit to the minor’s or legally incapacitated person’s court appointed guardian, person designated in a valid power of attorney, or any other person authorized under state law. The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

14.14

STATUS OF PLAN. The Plan is based on a pre-approved defined contribution plan with a cash or deferred arrangement approved by the Internal Revenue Service for which an advisory letter has been issued. The failure to properly complete the Plan provisions may result in failure of the Plan to qualify under Section 401(a) and 501(a) of the Code. Questions regarding the adoption of the pre-approved plan, the meaning of Plan provisions, or the effect of the advisory letter should be directed to New York Life Investment Management LLC, 690 Canton Street, Westwood, MA 02090. Attention: Volume Submitter Coordinator; phone number: (781) 619- 2000.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused the Plan to be executed on the     22nd             day of         April            , 2015.

UNITIL CORPORATION

By	/s/ Robert G. Schoenberger
Authorized Officer

UNITIL SERVICE CORP.

By	/s/ Mark H. Collin
Authorized Officer

UNITIL ENERGY SYSTEMS, INC.

By	/s/ Mark H. Collin
Authorized Officer

FITCHBURG GAS AND ELECTRIC LIGHT
COMPANY

By	/s/ Mark H. Collin
Authorized Officer

NORTHERN UTILITIES, INC.

By	/s/ Mark H. Collin
Authorized Officer

GRANITE STATE GAS TRANSMISSION, INC.

By	/s/ Mark H. Collin
Authorized Officer

USOURCE, INC.

By	/s/ George E. Long, Jr.
Authorized Officer

APPENDIX A

Notwithstanding the provisions of Section 4.1(a) of the Plan to the contrary and solely with respect to the unions named below, such Participants may elect to defer a portion of their Compensation for a Plan Year in accordance with the following:

I.

Utility Workers Union of America, AFL-CIO, Local Union No. B340, The Brotherhood of Utility Workers Council (“Local B340”), June 1, 2013 through May 31, 2019. (This contract covers Fitchburg Gas and Electric Light Company employees.)

Each Local B340 Participant may elect to contribute in the aggregate from one percent (1%) to eighty-five percent (85%) of such Participant’s Compensation as a pre-tax contribution.

Any Local B340 FGE Employee, who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2014, or (ii) who is first hired or rehired on or after June 1, 2013, and who, upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan, fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”).

At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Administrator shall provide each Local B340 FGE Employee eligible to participate in the Plan with a notice in writing in a manner calculated to be understood by the average eligible Local B340 FGE Employee, or through an electronic medium reasonably accessible to such Local B340 FGE Employee, of the deemed elective deferral, his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals, and how deemed elective deferrals will be invested in the absence of the Employee’s investment instructions. The Administrator shall also provide each such Local B340 FGE Employee a reasonable period to exercise such rights before the date on which the cash is currently available. During the ninety (90) day period ending with the day the Local B340 FGE Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Local B340 FGE Employee.

Participants who are Local B340 FGE Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2014, or (ii) who are hired or rehired, on or after June 1, 2013, shall, upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan, also be enrolled in the Plan’s “Managed Savings” feature unless they elect to opt out of such feature. Such Participants, as of January 1st of each Plan Year, shall have their rate of elective deferral contributions automatically increased by one percent (1%). Such rate of elective deferral contributions shall be further increased by an additional one percent (1%) per year as of each subsequent January 1st . Notwithstanding the above, a Participant shall not have his rate of elective deferral contributions automatically increased beyond ten percent (10%). A

Participant’s election to participate in the “Managed Savings” feature shall remain in place until the Participant revokes such election.

Notwithstanding anything in the foregoing to the contrary, in no event shall any Local B340 FGE Employee who opted out of the Employer’s defined benefit plan prior to meeting the eligibility requirements set forth under Section 3.1 of the Plan, become a participant in the Plan, be enrolled in the Plan’s “Managed Savings” feature, and/or be eligible for any Employer Contributions as described in Section 4.2 of the Plan, until such Local B340 FGE Employee has satisfied the age and service requirements set forth in Section 3.1 of the Plan.

II.	Local Union No. 1837, International Brotherhood of Electrical Workers (“Local 1837”), June 1, 2012 through May 31, 2018. (This contract covers Unitil Energy Systems employees.)

Each Local 1837 Participant may elect to contribute in the aggregate from one percent (1%) to eighty-five percent (85%) of such Participant’s Compensation as a pre-tax contribution.

Any Local 1837 UES Employee, who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2013, or (ii) who is first hired or rehired on or after June 1, 2012, and who, upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan, fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”).

At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Administrator shall provide each Local 1837 UES Employee eligible to participate in the Plan with a notice in writing in a manner calculated to be understood by the average eligible Local 1837 UES Employee, or through an electronic medium reasonably accessible to such Local 1837 UES Employee, of the deemed elective deferral, his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals, and how deemed elective deferrals will be invested in the absence of the Employee’s investment instructions. The Administrator shall also provide each such Local 1837 UES Employee a reasonable period to exercise such rights before the date on which the cash is currently available. During the ninety (90) day period ending with the day the Local 1837 UES Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Local 1837 UES Employee.

Participants who are Local 1837 UES Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2013, or (ii) who are hired or rehired, on or after June 1, 2012, shall, upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan, also be enrolled in the Plan’s “Managed Savings” feature unless they elect to opt out of such feature. Such Participants, as of January 1st of each Plan Year, shall have their rate of elective deferral contributions automatically increased by one percent (1%). Such rate of elective deferral contributions shall be further increased by an additional one percent (1%) per year as of each subsequent January 1st . Notwithstanding the above, a Participant shall not have his rate of elective deferral contributions automatically increased beyond ten percent (10%). A Participant’s election to participate in the “Managed Savings” feature shall remain in place until the Participant revokes such election.

Notwithstanding anything in the foregoing to the contrary, in no event shall any Local 1837 UES Employee who opted out of the Employer’s defined benefit plan prior to meeting the eligibility requirements set forth under Section 3.1 of the Plan, become a participant in the Plan, be enrolled in the Plan’s “Managed Savings” feature, and/or be eligible for any Employer Contributions as described in Section 4,2 of the Plan, until such Local 1837 UES Employee has satisfied the age and service requirements set forth in Section 3.1 of the Plan.

III.	United Steel Workers, AFL-CIO, Local No. 12012-6 (“Local 12012-6”), June 6, 2014 through June 5, 2018. (This contract covers Northern Utilities, Inc.-Portsmouth employees.)

Each Local 12012-6 Participant may elect to contribute in the aggregate from one percent (1%) to eighty-five percent (85%) of such Participant’s Compensation as a pre-tax contribution.

Any Local 12012-6 NU-Portsmouth Employee, who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2011, or (ii) who is first hired or rehired on or after January 1, 2011, and who, upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan, fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”).

At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Administrator shall provide each Local 12012-6 NU-Portsmouth Employee eligible to participate in the Plan with a notice in writing in a manner calculated to be understood by the average eligible Local 12012-6 NU-Portsmouth Employee, or through an electronic medium reasonably accessible to such Local 12012-6 NU-Portsmouth Employee, of the deemed elective deferral, his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals, and how deemed elective deferrals will be invested in the absence of the Employee’s investment instructions. The Administrator shall also provide each such Local 12012-6 NU-Portsmouth Employee a reasonable period to exercise such rights before the date on which the cash is currently available. During the ninety (90) day period ending with the day the Local 12012-6 NU-Portsmouth Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Local 12012-6 NU-Portsmouth Employee.

Participants who are Local 12012-6 NU-Portsmouth Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2011, or (ii) who are hired, or rehired, on or after January 1, 2011, shall, upon first becoming eligible to participate in the Plan in accordance with Section 3.1, also be enrolled in the Plan’s “Managed Savings” feature unless they elect to opt out of such feature. Such Participants, as of January 1st of each Plan Year, shall have their rate of elective deferral contributions automatically increased by one percent (1%). Such rate of elective deferral contributions shall be further increased by an additional one percent (1%) per year as of each subsequent January 1st . Notwithstanding the above, a Participant shall not have his rate of elective deferral contributions automatically increased beyond ten percent (10%). A Participant’s election to participate in the “Managed Savings” feature shall remain in place until the Participant revokes such election.

Notwithstanding anything in the foregoing to the contrary, in no event shall any Local 12012-6 NU-Portsmouth Employee who opted out of the Employer’s defined benefit plan prior to meeting the eligibility requirements set forth under Section 3.1 of the Plan, become a participant in the Plan, be enrolled in the Plan’s ‘Managed Savings’ feature, and/or be eligible for any Employer Contributions as described in Section 4.2 of the Plan, until such Local 12012-6 NU-Portsmouth Employee has satisfied the age and service requirements set forth in Section 3.1 of the Plan.

IV.

Utility Workers Union of America, Local No. 341 (“Local 341”), April 1, 2012 through March 31, 2017. (This contract covers both Northern Utilities, Inc.-Portland and Granite State Gas Transmission, Inc. employees.)

Each Local 341 Participant may elect to contribute in the aggregate from one percent (1%) to eighty-five percent (85%) of such Participant’s Compensation as a pre-tax contribution.

Any Local 341 NU-Portland or GS Employee, who elected to (i) either opt-out of the Employer’s defined benefit plan as of January 1, 2013, or (ii) who is first hired or rehired on or after April 1, 2012, and who, upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”).

At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Administrator shall provide each Local 341 NU-Portland or GS Employee eligible to participate in the Plan with a notice in writing in a manner calculated to be understood by the average eligible Local 341 NU-Portland or GS Employee, or through an electronic medium reasonably accessible to such Local 341 NU-Portland or GS Employee, of the deemed elective deferral, his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals, and how deemed elective deferrals will be invested in the absence of the Employee’s investment instructions. The Administrator shall also provide each such Local 341 NU- Portland or GS Employee a reasonable period to exercise such rights before the date on which the cash is currently available. During the ninety (90) day period ending with the day the Local 341 NU-Portland or GS Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Local 341 NU-Portland or GS Employee.

Participants who are Local 341 NU-Portland or GS Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2013, or (ii) who are hired or rehired, on or after April 1, 2012, shall, upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan, also be enrolled in the Plan’s ‘Managed Savings” feature unless they elect to opt out of such feature. Such Participants, as of January 1st of each Plan Year, shall have their rate of elective deferral contributions automatically increased by one percent (1%). Such rate of elective deferral contributions shall be further increased by an additional one percent (1%) per year as of each subsequent January 1st . Notwithstanding the above, a Participant shall not have his rate of elective deferral contributions automatically increased beyond ten percent (10%). A Participant’s election to participate in the “Managed Savings” feature shall remain in place until the Participant revokes such election.

Notwithstanding anything in the foregoing to the contrary, in no event shall any Local 341 NU-Portland or GS Employee who opted out of the Employer’s defined benefit plan prior to meeting the eligibility requirements set forth under Section 3.1 of the Plan, become a participant in the Plan, be enrolled in the Plan’s “Managed Savings” feature, and/or be eligible for any Employer Contributions as described in Section 4.2 of the Plan, until such Local 341 NU-Portland or GS Employee has satisfied the age and service requirements set forth in Section 3.1.

V.	Local Union No. 1837, International Brotherhood of Electrical Workers (“Local 1837”), August 1, 2013 through May 31, 2016. (This contract covers Unitil Service Corp. employees.)

Each Local 1837 Participant may elect to contribute in the aggregate from one percent (1%) to eighty-five percent (85%) of such Participant’s Compensation as a pre-tax contribution.

Any Local 1837 USC Employee, who elected to (i) either opt-out of the Employer’s defined benefit plan as of January 1, 2010, or (ii) who is first hired or rehired on or after January 1, 2010, and who, upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”).

At least thirty (30) days and no more than ninety (90) days, prior to the beginning of each Plan Year, the Administrator shall provide each Local 1837 USC Employee eligible to participate in the Plan with a notice in writing in a manner calculated to be understood by the average eligible Local 1837 USC Employee, or through an electronic medium reasonably accessible to such Local 1837 USC Employee, of the deemed elective deferral, his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals, and how deemed elective deferrals will be invested in the absence of the Employee’s investment instructions. The Administrator shall also provide each such Local 1837 USC Employee a reasonable period to exercise such rights before the date on which the cash is currently available. During the ninety (90) day period ending with the day the Local 1837 USC Employee becomes eligible to participate in the Plan, the same notice shall be provided to that Local 1837 USC Employee.

Participants who are Local 1837 USC Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2010, or (ii) who are hired or rehired, on or after January 1, 2010, shall upon first becoming eligible to participate in the Plan in accordance with Section 3.1 of the Plan, also be enrolled in the Plan’s “Managed Savings” feature unless they elect to opt out of such feature. Such Participants, as of January 1st of each Plan Year, shall have their rate of elective deferral contributions automatically increased by one percent (1%). Such rate of elective deferral contributions shall be further increased by an additional one percent (1%) per year as of each subsequent January 1st. Notwithstanding the above, a Participant shall not have his rate of elective deferral contributions automatically increased beyond ten percent (10%). A Participant’s election to participate in the “Managed Savings” feature shall remain in place until the Participant revokes such election.

Notwithstanding anything in the foregoing to the contrary, in no event shall any Local 1837 USC Employee who opted out of the Employer’s defined benefit plan prior to meeting the eligibility requirements set forth under Section 3.1 of the Plan, become a participant in the Plan, be enrolled in the Plan’s “Managed Savings” feature, and/or be eligible for any Employer Contributions as described in Section 4.2 of the Plan, until such Local 1837 USC Employee has satisfied the age and service requirements set forth in Section 3.1.

APPENDIX B

Notwithstanding the provisions of Section 4.2(a) to the contrary and solely with respect to the unions named below, Employer matching contributions shall be calculated as follows:

I.

Utility Workers Union of America, AFL-CIO, Local Union No. B340, The Brotherhood of Utility Workers Council, June 1, 2013 through May 31, 2019. (This contract covers Fitchburg Gas and Electric Light Company employees.)

Employer Matching Contribution for Local B340 Participants - For each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer’s board of directors) of the elective deferrals (within the meaning of Section 4.1 of the Plan) and/or after-tax contributions (under Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by each such Participant; provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant’s Compensation for the period during which elective deferrals and/or after-tax contributions are made by the Participant.

Notwithstanding the foregoing, and solely with respect to Local B340 FGE Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2014, or (ii) who are hired or rehired on or after June 1, 2013, shall, in lieu of receiving Employer matching contributions pursuant to the previous provisions of this section, instead receive an increased Employer matching contribution for each payroll period in an amount equal to 100% of the elective deferrals (within the meaning of Section 4.1 of the Plan) and/or after-tax contributions (within the meaning of Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by such Participant; provided, however, that the amount of such Employer matching contribution for any such Participant in a Plan Year shall not exceed six percent (6%) of the Participant’s Compensation for that payroll period. Such contributions shall be nonforfeitable when made. Those Participants who elect to continue participating in the Employer’s defined benefit plan shall not be eligible for this increased matching contribution and shall instead receive Employer discretionary matching contributions in accordance with the previous provisions of this section.

Notwithstanding the foregoing, in no event shall any Local B340 FGE Employee be eligible to participate in the Plan and receive Employer matching contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

II.	International Brotherhood of Electrical Workers Local Union No. 1837, June 1, 2012 through May 31, 2018. (This contract covers Unitil Energy Systems employees.)

Employer Matching Contribution for Local 1837 Participants - For each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer’s board of directors) of the elective deferrals (within the meaning of

Section 4.1 of the Plan) and/or after-tax contributions (under Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by each such Participant; provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant’s Compensation for the period during which elective deferrals and/or after-tax contributions are made by the Participant.

Notwithstanding the foregoing, and solely with respect to Local 1837 UES Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2013, or (ii) who are hired or rehired on or after June 1, 2012, shall, in lieu of receiving Employer matching contributions pursuant to the previous provisions of this section, instead receive Employer matching contribution for each payroll period in an amount equal to 100% of the elective deferrals (within in the meaning of Section 4.1 of the Plan) and/or after-tax contributions (within the meaning of Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by such Participant; provided, however, that the amount of such Employer matching contribution for any such Participant in a Plan Year shall not exceed six percent (6%) of the Participant’s Compensation for that payroll period. Such contributions shall be nonforfeitable when made. Those Participants who elect to continue participating in the Employer’s defined benefit plan shall not be eligible for this increased matching contribution and shall instead receive Employer discretionary matching contributions in accordance with the previous provisions of this section.

Notwithstanding the foregoing, in no event shall any Local 1837 UES Employee be eligible to participate in the Plan and received Employer matching contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

III.	United Steel Workers, Local No. 12012-6 , June 6, 2014 through June 5, 2018. (This contract covers Northern Utilities, Inc.-Portsmouth employees.)

Employer Matching Contribution for Local 12012-6 Participants - For each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer’s board of directors) of the elective deferrals (within the meaning of Section 4.1) and/or after-tax contributions (under Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by each such Participant; provided; however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant’s Compensation for the period during which elective deferrals and/or after-tax contributions are made by the Participant.

Notwithstanding the foregoing, and solely with respect to Local 12012-6 NU-Portsmouth Employees who elected to either (i) opt-out of the Employer’s defined benefit plan as of January 1, 2011, or (ii) who are hired or rehired on or after January 1, 2011, shall in lieu of receiving Employer matching contributions pursuant to the previous provisions of this section, instead receive an increased Employer matching contribution for each payroll period in an amount equal to 100% of the elective deferrals (within in the meaning of

Section 4.1 of the Plan) and/or after-tax contributions (within the meaning of Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by such Participant; provided, however, that the amount of such Employer matching contribution for any such Participant in a Plan Year shall not exceed six percent (6%) of the Participant’s Compensation for that payroll period. Such contributions shall be nonforfeitable when made. Those Participants who elect to continue participating in the Employer’s defined benefit plan shall not be eligible for this increased matching contribution and shall instead receive Employer discretionary matching contributions in accordance with the previous provisions of this section.

Notwithstanding the foregoing, in no event shall any Local 12012-6 NU-Portsmouth Employee be eligible to participate in the Plan and receive Employer matching contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

IV.	Utility Workers Union of America, Local No. 341 April 1, 2012 through March 31, 2017. (This contract covers both Northern Utilities, Inc.-Portland and Granite State Gas Transmission, Inc. employees.)

Employer Matching Contribution for Local 341 Participants - For each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer’s board of directors) of the elective deferrals (within the meaning of Section 4.1 of the Plan) and/or after-tax contributions (under Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by each such Participant; provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant’s Compensation for the period during which elective deferrals and/or after-tax contributions are made by the Participant.

Notwithstanding the foregoing, and solely with respect to Local 341 NU-Portland and GS Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2013, or (ii) who are hired or rehired on or after April 1, 2012, shall, in lieu of receiving Employer matching contributions pursuant to the previous provisions of this section, instead receive an increased Employer matching contribution for each pay period in an amount equal to 100% of the elective deferrals (within in the meaning of Section 4.1 of the Plan) and/or after-tax contributions (within the meaning of Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by such Participant; provided, however, that the amount of such Employer matching contribution for any such Participant in a Plan Year shall not exceed six percent (6%) of the Participant’s Compensation for that payroll period. Such contributions shall be nonforfeitable when made. Those Participants who elect to continue participating in the Employer’s defined benefit plan shall not be eligible for this increased matching contribution and shall instead receive Employer discretionary matching contributions in accordance with the previous provisions of this section.

Notwithstanding the foregoing, in no event shall any Local 341 NU-Portland and GS Employee be eligible to participate in the Plan and receive Employer matching contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

V.	International Brotherhood of Electrical Workers, Local Union No. 1837, August 1, 2013 through May 31, 2016. (This contract covers Unitil Service Corp. employees.)

Employer Matching Contribution for Local 1837 Participants - For each payroll period, the Employer shall contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer’s board of directors) of the elective deferrals (within the meaning of Section 4.1 of the Plan) and/or after-tax contributions (under Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by each such Participant; provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant’s Compensation for the period during which elective deferrals and/or after-tax contributions are made by the Participant.

Notwithstanding the foregoing, and solely with respect to Local 1837 USC Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2010, or (ii) who are hired or rehired on or after January 1, 2010, shall, in lieu of receiving Employer matching contributions pursuant to the previous provisions of this section, instead receive an increased Employer matching contribution for each payroll period in an amount equal to 100% of the elective deferrals (within the meaning of Section 4.1 of the Plan) and/or after-tax contributions (within the meaning of Section 4.5 of the Plan) that were made or could have been made but for the limitations of Code Section 402(g)(3) by such Participant; provided, however, that the amount of such Employer matching contribution for any such Participant in a Plan Year shall not exceed six percent (6%) of the Participant’s Compensation for that payroll period. Such contributions shall be nonforfeitable when made. Those Participants who elect to continue participating in the Employer’s defined benefit plan shall not be eligible for this increased matching contribution and shall instead receive Employer discretionary matching contributions in accordance with the previous provisions of this section.

Notwithstanding the foregoing, in no event shall any Local 1837 USC Employee be eligible to participate in the Plan and receive Employer matching contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

APPENDIX C

Notwithstanding the provisions of Section 4.2(b) to the contrary and solely with respect to the unions named below, Company Contributions shall be calculated as follows:

I.

Utility Workers Union of America, AFL-CIO, Local Union No. B340, The Brotherhood of Utility Workers Council, June 1, 2013 through May 31, 2019. (This contract covers Fitchburg Gas and Electric Light Company employees.)

Each payroll period the Employer shall make a “Company Contribution” on behalf of Participants who are Local B340 FGE Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2014, or (ii) are hired or rehired on or after June 1, 2013. Such “Company Contributions” shall be in the amount equal to four percent (4%) of each such Participant’s Compensation for each payroll period. Notwithstanding the foregoing, in no event shall any Local B340 FGE Employee be eligible to participate in the Plan and receive Employer contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

II.	International Brotherhood of Electrical Workers, Local Union No. 1837, June 1, 2012 through May 31, 2018. (This contract covers Unitil Energy Systems employees.)

Each payroll period the Employer shall make a “Company Contribution” on behalf of Participants who are Local 1837 UES Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2013, or (ii) are hired or rehired on or after June 1, 2012. Such “Company Contributions” shall be in the amount equal to four percent (4%) of each such Participant’s Compensation for each payroll period. Notwithstanding the foregoing, in no event shall any Local 1837 UES Employee be eligible to participate in the Plan and receive Employer contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

III.	United Steel Workers, AFL-CIO, Local No. 12012-6, June 6, 2014 through June 5, 2018. (This contract covers Northern Utilities, Inc.-Portsmouth employees.)

Each payroll period the Employer shall make a “Company Contribution” on behalf of Participants who are Local 12012-6 NU-Portsmouth Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2011, or (ii) were hired or rehired on or after January 1, 2011. Such “Company Contributions” shall be in the amount equal to four percent (4%) of each such Participant’s Compensation for each payroll period. Notwithstanding the foregoing, in no event shall any Local 12012-6 NU-Portsmouth Employee be eligible to participate in the Plan and receive Employer contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

IV.	Utility Workers Union of America, Local No. 341, April 1, 2012 through March 31, 2017. (This contract covers both Northern Utilities, Inc.-Portland and Granite State Gas Transmission, Inc.)

Each payroll period the Employer shall make a “Company Contribution” on behalf of Participants who are Local 341 NU-Portland or GS Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2013, or (ii) are hired or rehired on or after April 1, 2012. Such “Company Contributions” shall be in the amount equal to four percent (4%) of each such Participant’s Compensation for each payroll period. Notwithstanding the foregoing, in no event shall any Local 341 NU-Portland or GS Employee be eligible to participate in the Plan and receive Employer contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.

V.	International Brotherhood of Electrical Workers, Local Union No. 1837, August 1, 2013 through May 31, 2016. (This contract covers Unitil Service Corp. employees.)

Each payroll period the Employer shall make a “Company Contribution” on behalf of Participants who are Local 1837 USC Employees who either (i) elected to opt-out of the Employer’s defined benefit plan as of January 1, 2010, or (ii) are hired or rehired on or after January 1, 2010. Such “Company Contributions” shall be in the amount equal to four percent (4%) of each such Participant’s Compensation for each payroll period. Notwithstanding the foregoing, in no event shall any Local 1837 USC Employee be eligible to participate in the Plan and receive Employer contributions prior to satisfying the eligibility provisions of Section 3.1 of the Plan.